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               TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION


                        EMPLOYEE STOCK OWNERSHIP PLAN



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               TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

                              TABLE OF CONTENTS


ARTICLE I         DEFINITIONS..............................................  2
     1.01   Accounts.......................................................  2
     1.02   Affiliate......................................................  2
     1.03   Beneficiary....................................................  2
     1.04   Board..........................................................  3
     1.05   Code...........................................................  3
     1.06   Committee......................................................  3
     1.07   Company........................................................  3
     1.08   Compensation...................................................  3
     1.09   Distribution Date..............................................  4
     1.10   Effective Date.................................................  4
     1.11   Eligible Employee..............................................  4
     1.12   Employer.......................................................  4
     1.13   Employer Contribution..........................................  4
     1.14   ERISA..........................................................  4
     1.15   ESOP Fund......................................................  5
     1.16   ESOP Suspense Subfund..........................................  5
     1.17   Exempt Loan....................................................  5
     1.18   Financed Shares................................................  5
     1.19   Highly Compensated Employee....................................  5
     1.20   Hour of Service................................................  5
     1.21   Inactive Participant...........................................  6
     1.22   Investment Fund................................................  6
     1.23   Limitation Year................................................  6
     1.24   Non-Highly Compensated Employee................................  7
     1.25   Normal Retirement Age..........................................  7
     1.26   Participant....................................................  7
     1.27   Period of Severance............................................  7
     1.28   Permanent and Total Disability.................................  8
     1.29   Plan...........................................................  8
     1.30   Plan Year......................................................  8
     1.31   Pretax Deferrals...............................................  8
     1.32   Profit Sharing Contributions...................................  8
     1.33   Rollover Contributions.........................................  8
     1.34   Service........................................................  9
     1.35   Stock.......................................................... 10
     1.36   Trust Fund..................................................... 10
     1.37   Trustee........................................................ 10
     1.38   Valuation Date................................................. 10

ARTICLE II        ELIGIBILITY AND PARTICIPATION............................ 11
     2.01   Participation in the Plan...................................... 11
     2.02   Enrollment in the Plan......................................... 11
     2.03   Reemployment................................................... 11
     2.04   Employment After Normal Retirement Age......................... 12
     2.05   Termination of Participation................................... 12
     2.06   Inactive Participation and Transfers........................... 12


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ARTICLE III       CONTRIBUTIONS............................................ 13
     3.01   Contribution of Participant Deferrals.......................... 13
     3.02   Limitation on Participant's Pretax Deferrals................... 14
     3.03   Employer Matching Contributions................................ 16
     3.04   Employer ESOP Contributions.................................... 16
     3.05   Participant Contributions...................................... 16
     3.06   Rollover Contributions......................................... 16
     3.07   Limitation on Reversion of Contributions....................... 17
     3.08   Limitation of Liability........................................ 17
     3.09   Make-Up Contributions.......................................... 17
     3.10   Employer Stock Bonus Contributions............................. 18
     3.11   Employer Profit Sharing Contributions.......................... 18

ARTICLE IV        PARTICIPANT'S ACCOUNT: ALLOCATIONS....................... 19
     4.01   Participant Accounts........................................... 19
     4.02   Allocation of Pretax Deferrals................................. 21
     4.03   Allocation of Employer Matching Contributions.................. 21
     4.04   Limitation on Allocation of Employer Matching Contributions.... 22
     4.05   Allocation of Employer ESOP Contributions...................... 23
     4.06   Allocation of Employer Stock Bonus Contributions............... 24
     4.07   Allocation of Employer Profit Sharing Contributions............ 24

ARTICLE V         ESOP SUSPENSE SUBFUND.................................... 26
     5.01   Establishment of ESOP Suspense Subfund......................... 26
     5.02   Release of Shares in ESOP Suspense Subfund..................... 26
     5.03   Allocation of Shares Released From ESOP Suspense Subfund....... 27

ARTICLE VI        ALLOCATION LIMITATIONS................................... 29
     6.01   Basic Limitation on Annual Additions........................... 29
     6.02   Participation in this Plan and a Defined Benefit Plan.......... 31
     6.03   Reduction in Annual Additions and Elimination of Excess Amounts 31

ARTICLE VII       INVESTMENTS: ALLOCATION OF GAINS AND LOSSES.............. 32
     7.01   Investment of Accounts......................................... 32
     7.02   Transfers of Existing Account Balances Between Investment Funds 33
     7.03   Allocation of Investment Fund Gains and Losses................. 33
     7.04   Purchase and Sale of Stock..................................... 34


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     7.05   Rights, Warrants, or Options................................... 34
     7.06   Participant Rights Concerning Stock............................ 35
     7.07   Sale of Stock.................................................. 36
     7.08   Tenders and Exchanges of Stock................................. 36
     7.09   Valuation of Stock............................................. 39
     7.10   Plan May Borrow to Buy Stock................................... 40
     7.11   Use of Exempt Loan Proceeds.................................... 41
     7.12   Allocation of Stock Dividends and Splits....................... 41
     7.13   Reinvestment of Dividends...................................... 42
     7.14   Allocation of Dividends other than Stock Dividends............. 42
     7.15   Reserve Fund................................................... 43
     7.16   Special Investment Election by Qualified Participants.......... 44

ARTICLE VIII      WITHDRAWALS AND LOANS.................................... 46
     8.01   Post Age 59-1/2 Withdrawals.................................... 46
     8.02   Financial Hardship Withdrawals................................. 46
     8.03   Withdrawals from Rollover Account.............................. 47
     8.04   Amount and Payment of Withdrawals.............................. 48
     8.05   Loans to Participants.......................................... 48
     8.06   Debiting of Investment Funds................................... 50

ARTICLE IX        RETIREMENT, DISABILITY AND DEATH BENEFITS................ 51
     9.01   Retirement Benefits............................................ 51
     9.02   Disability Benefits............................................ 51
     9.03   Death Benefits................................................. 51

ARTICLE X         TERMINATION BENEFITS AND VESTING REQUIREMENTS............ 52
     10.01  Benefits Payable Upon Termination of Employment................ 52
     10.02  Vesting Requirements........................................... 52
     10.03  Effect of Termination of Employment; Period of Severance and
            Reemployment................................................... 53
     10.04  Forfeiture of Non-Vested Accounts.............................. 53
     10.05  Disposition of Forfeitures..................................... 54

ARTICLE XI        DISTRIBUTION OF BENEFITS................................. 55
     11.01  Form of Benefits for Retirement and Other Termination.......... 55
     11.02  Timing of Distributions........................................ 55
     11.03  Rights, Options and Restrictions on Stock...................... 56
     11.04  Special Distribution and Payment Requirements.................. 58



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ARTICLE XII       COMMITTEE................................................ 60
     12.01  Appointment of Committee....................................... 60
     12.02  Manner of Action............................................... 60
     12.03  Chairman, Secretary and Employment of Specialists.............. 60
     12.04  Subcommittees.................................................. 60
     12.05  Other Agents................................................... 60
     12.06  Records........................................................ 61
     12.07  Powers and Duties.............................................. 61
     12.08  Interested Members............................................. 62
     12.09  Indemnification................................................ 62
     12.10  Conclusiveness of Action....................................... 62
     12.11  Payment of Expenses............................................ 62
     12.12  Claims Procedure............................................... 63

ARTICLE XIII      AMENDMENT TO THE PLAN.................................... 65
     13.01  Right to Amend................................................. 65

ARTICLE XIV       TERMINATION OF THE PLAN.................................. 66
     14.01  Right to Terminate............................................. 66
     14.02  Corporate Reorganization....................................... 66
     14.03  Plan Merger and Consolidation.................................. 66

ARTICLE XV        TRUST AND THE TRUSTEE.................................... 67
     15.01  Board to Select Trustee........................................ 67

ARTICLE XVI       ADOPTION BY AFFILIATE.................................... 68
     16.01  Affiliate Participation........................................ 68
     16.02  Action Binding on Participating Affiliates..................... 68
     16.03  Termination of Participation of Affiliate...................... 68

ARTICLE XVII      TOP-HEAVY PROVISIONS..................................... 70
     17.01  Definitions.................................................... 70
     17.02  Determination of Top Heavy Status - Single Plan................ 72
     17.03  Determination of Top Heavy Status - Multiple Plans............. 72
     17.04  Effect of Top Heavy Status..................................... 73

ARTICLE XVIII     MISCELLANEOUS............................................ 76
     18.01  Voluntary Plan................................................. 76
     18.02  Nonalienation of Benefits...................................... 76
     18.03  Inability to Receive Benefits.................................. 76
     18.04  Lost Participants.............................................. 77
     18.05  Limitation of Rights........................................... 77
     18.06  Absence of Guaranty............................................ 77
     18.07  Invalid Provisions............................................. 77


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     18.08  One Plan....................................................... 77
     18.09  Governing Law.................................................. 78

ARTICLE XIX       DIRECT ROLLOVERS......................................... 79
     19.01  Direct Rollovers............................................... 79
     19.02  Definitions.................................................... 79

ARTICLE XX        EXECUTION................................................ 81





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                               INTRODUCTION


FHP International Corporation ("FHP") previously established the FHP International Corporation Employee Stock Ownership Plan ("FHP Plan") for the benefit of certain employees of FHP and certain of its Subsidiaries which adopted the FHP Plan. Two of these subsidiaries were Talbert Medical Management Corporation and Talbert Health Care Services Corporation (collectively and together with Talbert Medical Management Holdings Corporation referred to herein as "Talbert"). Effective on February 14, 1997, the FHP controlled group was acquired by PacifiCare Health Systems, Inc. ("PacifiCare") and sponsorship of the FHP Plan was assumed by PacifiCare in connection with that transaction.

Effective on or about April __, 1997, Talbert became a separate publicly traded corporation. Talbert established this Plan for the benefit of certain of its employees and the employees of corporations which are part of he same "affiliated service group" (within the meaning of Code Section 414(m)) as Talbert. Pursuant to the Employee Benefits and Compensation Allocation Agreement between FHP and Talbert dated February 14, 1997, the assets and liabilities of the FHP Plan attributable to employees of Talbert and various affiliated entities were transferred to this Plan. This Plan shall be known as the "Talbert Medical Management Holdings Corporation Employee Stock Ownership Plan."

The Plan as amended and restated is intended to qualify under Code Section 401(a). It consists of four separate, but complimentary, parts which are designed to satisfy the specific rules applicable to each part. The first part is an employee stock ownership plan intended to qualify under Code Section 4975(e)(7), the second part is a cash or deferred arrangement intended to qualify under Code Section 401(k), the third part is a profit sharing plan, and the fourth part is a stock bonus feature which is separate from the part of the Plan intended to qualify as an employee stock ownership plan.

The purpose of this Plan is to enable participating employees to share in the growth and prosperity of the Company by providing them with a common stock ownership interest in the Company, as well as to enable employees to accumulate capital for retirement through a convenient method of regular savings in a tax-efficient manner.



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                                 ARTICLE I
                               DEFINITIONS

Whenever the following terms are used in this Plan with their first letters capitalized, they have the meaning specified below. Additional words and phrases used in the Plan are not defined in this Article I, but, for convenience, are defined as they are introduced in the text. Unless the context indicates otherwise, the masculine pronoun refers to a man or a woman. Words in the singular include the plural, and vice versa, unless the context indicates otherwise.

1.01  ACCOUNTS

      "Accounts" means a Participant's Employer Contribution Account, Pretax Deferral Account, Profit Sharing Contribution Account, Employer Stock Bonus Account, Matching Contribution Account, TakeCare Account, and Rollover Account. These Accounts are described in Section 4.01 of the Plan.

1.02  AFFILIATE

      "Affiliate" means the Company and each other entity which is controlled by or under common control with the Company or is a member of the same affiliated service group, within the meaning of Code Sections 414 and 1563. Any other organization which is permitted to treat Stock as "employer securities" under Code Section 409(1) is also an Affiliate if it adopts the Plan pursuant to Article XVI of the Plan.

1.03  BENEFICIARY

      "Beneficiary" means the person or persons (who may be named contingently or successively) designated by a Participant to receive his Accounts in the event of his death. Each Participant may designate a Beneficiary on a form prescribed by the Committee. The designation will be effective when filed with the Committee, and will revoke all prior designations by the same Participant. A married Participant who designates a Beneficiary other than his spouse must obtain and submit to the Committee the spouse's written, notarized consent to the designation of each such Beneficiary on a form that discloses to the spouse the potential effect of such consent the designation will not be valid until the Committee receives such notarized consent. If no Beneficiary is designated at the time of the Participant's death, or if no person so designated survives the Participant, the Beneficiary will be the Participant's spouse, or if the deceased Participant has no surviving spouse, his estate.



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1.04  BOARD

      "Board" means the board of directors of Talbert Medical Management Holdings Corporation.

1.05  CODE

      "Code" means the Internal Revenue Code of 1986 as it currently exists and includes any subsequent amendments.

1.06  COMMITTEE

      "Committee" means the Committee described in Article XII.

1.07  COMPANY

      "Company" means Talbert Medical Management Holdings Corporation.

1.08  COMPENSATION

      "Compensation" means the total salary and wages paid for a Plan Year or other specified period to a Participant by the Employer for services rendered. It includes salary, wages, commission, tips, bonuses and overtime compensation reportable on federal form W-2 or its equivalent and amounts of salary reduction elected by the Participant in connection with pretax deferrals under the Talbert Medical Management Holdings Corporation Employee Stock Ownership Plan and/or a benefit plan sponsored by an Affiliate and qualified under Code Section 125. It excludes (1) any amount (other than the pretax deferrals described above) contributed by the Employer to any pension plan or plan of deferred compensation, (2) any amount, regardless if it is or becomes reportable on federal form W-2, which is (i) paid by the Employer (other than the salary reduction described above) for other fringe benefits, such as health and welfare, hospitalization, group life insurance benefits, stock options or perquisites, or (ii) paid by the Employer in lieu of the benefits described in (i) above, such as a cash out of credits generated under a plan qualified under Code Section 125, (3) any reimbursement for expenses or allowances, including automobile allowances and moving allowances and
      (4) any amount realized when a stock option is exercised at a price below fair market value on the date of the exercise.

      A Participant's annual Compensation in excess of $150,000 is disregarded for all purposes under the Plan. Such dollar limit will be adjusted pursuant to Code Section 401(a)(17).

      Compensation will be recognized as of an employee's effective date of participation pursuant to Section 2.01 and 2.02. Compensation for any Plan Year shall be determined by counting


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      Compensation for the payroll periods ending with or within such Plan Year.

1.09  DISTRIBUTION DATE

      "Distribution Date" means the date as of which the vested portion of a Participant's Accounts is distributed, as described in Section 9.01 (in the case of Normal Retirement Age), Section 9.02 (in the case of Permanent and Total Disability), Section 9.03 (in the case of death) and Section
      10.01 (in the case of any other termination of employment).

1.10  EFFECTIVE DATE

      "Effective Date" means the original effective date of the Plan, which is ________ __, 1997.

1.11  ELIGIBLE EMPLOYEE

      "Eligible Employee" means any person who is employed by an Employer provided he is not one of the following:

      (a)   a per diem, on-call, or temporary employee, or

      (b) an employee whose terms of employment are covered by a collective bargaining agreement between the Employer and employee representatives where there is evidence retirement benefits were the subject of good faith bargaining unless the bargaining agreement expressly provides for participation in the Plan.

1.12  EMPLOYER

      "Employer" means the Company and any Affiliate which adopts the Plan in accordance with Article XVI.

1.13  EMPLOYER CONTRIBUTION

      "Employer Contribution" means contributions to the Plan made by an Employer pursuant to Sections 3.03, 3.04, 3.10 and 3.11. It includes the Employer Matching Contribution described in Section 3.03, the Employer ESOP Contribution described in Section 3.04, the Employer Stock Bonus Contribution described in Section 3.10 and the Employer Profit Sharing Contribution described in Section 3.11.

1.14  ERISA

      "ERISA" means the Employee Retirement Income Security Act of 1974, as it currently exists and includes any subsequent amendments.



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1.15  ESOP FUND

      "ESOP Fund" means the portion of the Trust Fund consisting of assets allocated to all Participants' ESOP Accounts, unallocated assets representing contributions under Section 3.03 and unallocated assets representing the proceeds of any Exempt Loan (the ESOP Suspense Subfund).

1.16  ESOP SUSPENSE SUBFUND

      "ESOP Suspense Subfund" means the portion of the Trust Fund consisting of unallocated assets representing the proceeds of any Exempt Loan. The ESOP Suspense Subfund is part of the ESOP Fund.

1.17  EXEMPT LOAN

      "Exempt Loan" means any loan (or other extension of credit) to the Plan or Trust not prohibited by Code Section 4975(c). It includes a loan which meets the requirements of Code Section 4975(d)(3) and related regulations and the proceeds of which are used to finance the acquisition of stock and/or refinance an Exempt Loan.

1.18  FINANCED SHARES

      "Financed Shares" means shares of Stock acquired under the Plan with the proceeds of an Exempt Loan.

1.19  HIGHLY COMPENSATED EMPLOYEE

      "Highly Compensated Employee" means an individual described in Code
      Section 414(q).

1.20  HOUR OF SERVICE

      "Hour of Service" means:

      (a) Each hour for which a person is directly or indirectly paid by, or entitled to payment from an Affiliate for the performance of duties. These hours are credited to the person in the computation period in which the duties are performed.

      (b) Each hour for which a person is directly or indirectly paid by, or entitled to payment from an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. However, a person is not entitled to credit for such hours if payment is made or due under a plan maintained solely for


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            the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or if such payment solely reimburses a person for his medical or medically related expenses. No more than 501 hours are credited for any single continuous period of time during which no duties are performed.

            In the case of a payment which is made or due on account of a period during which a person performs no duties, and which results in crediting of hours under this subsection (b), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in this subsection (b), the number of hours and the computation period in which they are to be credited is determined according to Section 2530.200(b)-2(b) and (c) of Title 29 of the Code of Federal Regulations.

      (c) Each hour for which a person is entitled to back pay, regardless of mitigation of damages, which has been either awarded or agreed to by an Affiliate. These hours are credited to the person in the computation period to which the award, agreement or payment pertains. However, a person will not be credited with hours under this subsection (c) if he received credit for the same hours under subsections (a) or (b).

      (d) Notwithstanding the above, an exempt employee will be credited with 90 Hours of Service for each bi-weekly pay period (or 95 Hours of Service in the case of a semi-monthly pay period) during which he would receive credit for at least one Hour of Service under subsections (a) through (c) above. For purposes of this subsection an exempt employee is defined under the Fair Labor Standards Act.

1.21  INACTIVE PARTICIPANT

      "Inactive Participant" means a person who was a Participant but who is transferred to and is in a position of employment in which he is no longer an Eligible Employee.

1.22  INVESTMENT FUND

      "Investment Fund" means the funds in which a Participant may invest his Pretax Deferral, TakeCare, Profit Sharing Contribution and Rollover Accounts according to Section 7.01.

1.23  LIMITATION YEAR

      "Limitation Year" shall mean the twelve month period beginning on January 1 and ending on December 31; provided, however,


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      that the initial Limitation Year shall be from _________ __, 1997 through
      December 31, 1997.

1.24  NON-HIGHLY COMPENSATED EMPLOYEE

      "Non-Highly Compensated Employee" means a person employed by an Affiliate who is not a Highly Compensation Employee.

1.25  NORMAL RETIREMENT AGE

      "Normal Retirement Age" means a Participant's 65th birthday.

1.26  PARTICIPANT

      "Participant" means any Eligible Employee who is a Participant as provided in Article II. Where appropriate to the context, it also includes an Inactive Participant.

1.27  PERIOD OF SEVERANCE

      "Period of Severance" means, for any person, an interruption in his Service under the Plan. A Period of Severance begins on the date the person no longer is credited with Service under the Plan and ends on the date the person returns to active employment with an Affiliate. A person whose employment with all Affiliates is terminated, or deemed terminated, for any reason will incur:

      (a) a one year Period of Severance if he fails to return to active employment as an employee and render one or more Hours of Service before the first annual anniversary of the date of such termination.

      (b) a five year Period of Severance if he fails to return to active employment as an employee and render one or more Hours of Service before the fifth annual anniversary of the date of such termination.

      For purposes of this Section, a person who is absent from employment for maternity or paternity reasons will not be treated as having incurred a one year Period of Severance until the second anniversary of such absence, or a five year Period of Severance until the sixth anniversary of such absence, or such earlier time permitted under applicable regulations.

      Absence for maternity or paternity reasons means a person is absent because:

            (1)   the person is pregnant,

            (2)   the person gave birth to a child;



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            (3)   an adopted child is placed with the person, or

            (4) the person is caring for his natural or adopted child immediately after the child is born or placed with the person.

      The provisions of this paragraph will not apply unless the person provides information to the Committee, within the time limits established by the Committee, sufficient to establish that the absence is for maternity or paternity reasons and the duration of the absence.

1.28  PERMANENT AND TOTAL DISABILITY

      "Permanent and Total Disability" means a physical or mental condition which renders a person unable to engage in any substantial gainful activity for an Affiliate by reason of any medically determinable physical or mental impairment which can bc expected to result in death or to be of long-continued or indefinite duration. The Committee will determine, based on whatever competent medical evidence it requires, whether a person is Permanently and Totally Disabled.

1.29  PLAN

      "Plan" means the Talbert Medical Management Holdings Corporation Employee Stock Ownership Plan as described in this document and includes any subsequent amendments.

1.30  PLAN YEAR

      "Plan Year" means the twelve month period beginning January 1 and ending the following December 31; provided, however, that the initial Plan Year shall be a short Plan Year commencing on _______ __, 1997 and ending on December 31, 1997.

1.31  PRETAX DEFERRALS

      "Pretax Deferrals" means contributions to the Plan made by the Employer at the election of a Participant in amounts equal to reductions in the Participant's Compensation under Section 3.01.

1.32  PROFIT SHARING CONTRIBUTIONS

      "Profit Sharing Contributions" means contributions to the Plan made by an Employer pursuant to Section 3.11.

1.33  ROLLOVER CONTRIBUTIONS

      "Rollover Contributions" means contributions to the Plan made by an Eligible Employee pursuant to Section 3.06.



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1.34  SERVICE

      "Service" means, with respect to any person, his period or periods of employment with all Affiliates which are counted as Service according to the following rules.

      (a) Each person is credited with Service under the Plan for the period or periods during which the person maintains an employment relationship with any Affiliate. A person's employment relationship is deemed to commence on the date the person first renders one Hour of Service, and is deemed to continue during the following periods:

            (i) Periods of leave of absence with or without pay granted to the person by an Affiliate in a like and nondiscriminatory manner for any purpose including, but not limited to, sickness, accident or military leave. The person is not considered to have terminated employment during such leave of absence unless he fails to return to the employ of an Affiliate at or prior to the expiration date of the leave. If he fails to so return, he is deemed to have terminated as of the date the leave began but he is given credit for Service through the earlier of the first anniversary of the date his leave of absence began or the date his employment terminates.

            (ii) In case of a person who terminates employment and who is later reemployed by an Affiliate before he incurs a one year Period of Severance, the period between his date of termination and date of reemployment.

      (b) Except as provided in Subsection (c) all periods of a person's Service, whether or not consecutive, are aggregated. Service is measured in elapsed years and fractions of years whereby each twelve complete calendar months constitutes one year, each complete calendar month constitutes one-twelfth of a year and partial calendar months which when aggregated equal thirty days constitute one-twelfth of a year.

      (c) In the case of a person who terminates employment before he becomes a Participant and who is not reemployed before the date he incurs the greater of:

            (i)   a five year Period of Severance, or

            (ii) a Period of Severance greater than his service before the date he terminated employment,



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            his service before he terminated employment will be disregarded.

      (d) Notwithstanding anything in this Plan to the contrary, Service that was credited to a Participant under the terms of the FHP International Corporation Employee Stock Ownership Plan shall be counted as Service for all purposes under this Plan.

1.35  STOCK

      "Stock" means the shares of stock issued by Talbert Medical Management Holdings Corporation, which are readily tradable on an established securities market. At the Company's discretion, stock may also include other types of stock which qualify as "employer securities" under Code
      Section 409(l).

1.36  TRUST FUND

      "Trust Fund" means the Stock and other assets of the Plan held by the Trustee and subject to the trust agreement described in Article XV. Trust Fund includes, but is not limited to, the Investment Funds, the ESOP Fund, and the ESOP Suspense Subfund.

1.37  TRUSTEE

      "Trustee" means the person, persons, bank and/or other entity selected by the Board to hold the Trust Fund according to Article XV.

1.38  VALUATION DATE

      "Valuation Date" means March 31, June 30, September 30, and December 31, of each Plan Year. Notwithstanding the preceding sentence, upon a determination by the Committee, in its sole discretion, that more frequent Valuation Dates are administratively feasible, Valuation Date also means the last day of any other months selected by the Committee. Valuation Date may also mean any date selected by the Committee in the event the Committee, in its sole discretion, determines that events affecting the market value of the Trust Fund require an interim Valuation Date.

                                 ARTICLE II
                       ELIGIBILITY AND PARTICIPATION


2.01  PARTICIPATION IN THE PLAN

      (a) Each Eligible Employee will become a Participant on the first day of the month coinciding with or immediately following the later of (i) the date he attains age 21; (ii) the date he completes 12 months of Service; or (iii) the date he becomes an Eligible Employee.

      (b) Notwithstanding the foregoing, each Eligible Employee who was a Participant in the FHP International Corporation Employee Stock Ownership Plan as of _________, 1997 and whose Accounts were transferred to this Plan pursuant to the Employee Benefits and Compensation Allocation Agreement between the Company and FHP International Corporation shall be immediately eligible to participate in this Plan.

2.02  ENROLLMENT IN THE PLAN

      If a Participant wishes to make Pretax Deferrals or a Rollover Contribution, he must complete and file a form on which he designates a Beneficiary. In addition, he must authorize his Employer to reduce his Compensation by the amount of the deferrals pursuant to Section 3.01, if applicable, and he must designate the allocation of his Pretax Deferrals and/or his Rollover Contributions among the Investment Funds. The form must be delivered to the Committee no less than 15 days before participation is to begin. If a Participant declines to make Pretax Deferrals when first eligible, he may elect to make such deferrals beginning as of the first day of the first payroll period of any month thereafter, provided he delivers a completed election form to the Committee no less than 15 days before such payroll period.

2.03  REEMPLOYMENT

      A Participant whose employment with all Affiliates terminated and who is subsequently reemployed and becomes an Eligible Employee again, becomes a Participant on the date he becomes an Eligible Employee again. He may not begin Pretax Deferrals until the first day of the first payroll period of any month that coincides with or next follows the date he again becomes an Eligible Employee.

      An employee who was not a Participant when his employment with all Affiliates terminated and who is later reemployed by an Affiliate becomes a Participant in the Plan pursuant to the provisions of Section 2.01. Hours of Service before he terminated employment will be considered in determining his eligibility to become a Participant.

2.04  EMPLOYMENT AFTER NORMAL RETIREMENT AGE

      A Participant who continues employment as an Eligible Employee after his Normal Retirement Age continues to be a Participant for all purposes of the Plan.

2.05  TERMINATION OF PARTICIPATION

      A Participant will cease to be a Participant on the date on which he or his Beneficiary receives distribution of the entire vested portion of his Accounts under the Plan due to his termination of employment, retirement, death or Permanent and Total Disability.

2.06  INACTIVE PARTICIPATION AND TRANSFERS

      A Participant who transfers to an employment status with an Affiliate in which he is no longer an Eligible Employee becomes an Inactive Participant. An Inactive Participant is not eligible to make Pretax Deferrals from his Compensation earned after the date of his transfer. Employer Contributions will not be allocated to his Accounts after the date of his transfer.

      If a Participant becomes an Inactive Participant, his Accounts will continue to be held under the Plan until he becomes entitled to a distribution under the provisions of Articles IX and X. An Inactive Participant will continue to have the right to direct the investment of his Accounts under the provisions of Article VII and to make withdrawals under the provisions of Article VIII.

      An employee who transfers to an employment status with an Affiliate in which he is an Eligible Employee may become a Participant pursuant to
      Section 2.01. He will not be eligible to make Pretax Deferrals from his Compensation earned while he was not a Participant. Employer Contributions to his Accounts will not be based on his Compensation earned before the date he transferred and became a Participant.

                                    ARTICLE III
                                   CONTRIBUTIONS


3.01  CONTRIBUTION OF PARTICIPANT DEFERRALS

      (a)  PRETAX DEFERRALS.

            Upon enrollment or reenrollment in the Plan, each Participant may elect to make Pretax Deferrals from 1% to 10% in a fixed whole percentage, from his Compensation. The Committee may modify the above limit, or set initial or interim limits for Pretax Deferrals for any Participant who is a Highly Compensated Employee, or any class of Participants who are Highly Compensated Employees. Such limits may include the suspension or reduction of Pretax Deferrals above a specified dollar amount or percentage of Compensation. The amount of Compensation otherwise payable to the Participant for each payroll period while an election under this Section 3.01 is in effect will be reduced by the amount of the Participant's Pretax Deferrals. The Employer will make contributions to the Plan equal to the amount deferred. Such contributions will be allocated to the Participant's Pretax Deferral Account as of the last day of the payroll period in which such amounts are deferred.

      (b)  CHANGE IN PERCENTAGE OR SUSPENSION OF DEFERRALS.

            A Participant's Pretax Deferral percentage rate will remain in effect, notwithstanding any change in his Compensation, until he terminates employment or elects to change the percentage. A Participant may elect to change his deferral percentage as of the first day of any month provided the election is delivered to the Committee on or before the last day of the month prior to the effective date of the change.

            A Participant may suspend his Pretax Deferrals at any time. The suspension will be effective as soon as administratively possible following receipt of an election form from the Participant. A Participant may resume making Pretax Deferrals on the first day of any month after the effective date of his election to suspend Pretax Deferrals. To resume Pretax Deferrals the Participant must file an new election form with the Committee on or before the last day of the month prior to the effective date of the change.

      (c)   CALENDAR YEAR LIMITATION

            Notwithstanding the provisions of subsections (a) and (b) above, if a Participant's Pretax Deferral election in effect during any calendar year would cause his Pretax Deferrals for such year to exceed $7,000, his Pretax Deferrals will automatically be suspended once they reach $7,000. The preceding $7,000 limit will be adjusted each calendar year as permitted under Code Section 402(g)(5).

            The Participant's Pretax Deferrals will automatically resume on the following January 1. Unless the Participant elects to change his Pretax Deferral percentage according to subsection (b) above, his Pretax Deferrals will resume at the percentage rate in effect on the date of the suspension.

            If, for any reason, a Participant's total elective deferrals (within the meaning of Code Section 402(g)(3)) to all his employers' plans for any calendar year exceeds the applicable dollar limitation under this subsection (c) for the calendar year, the Participant may elect distribution of the excess. Such distribution will be made no later than April 15 of the following calendar year, in an amount equal to the portion of such excess which was contributed to this Plan.

      (d)   STATUS OF DEFERRAL CONTRIBUTIONS

            Pretax Deferrals constitute Employer contributions under the Plan and are intended to qualify as elective contributions under Code
            Section 401(k).

3.02  LIMITATION ON PARTICIPANT'S PRETAX DEFERRALS

      (a) Notwithstanding Section 3.01, the Pretax Deferral percentage rate elected by one or more Participants under Section 3.01 will be modified as provided in Subsection (c) of this Section 3.02 if the requirements of Subsection (b) of this Section 3.02 are not satisfied.

      (b) For each Plan Year an "Actual Deferral Percentage" will be determined for each Participant. Such percentage will be determined by dividing the Participant's Pretax Deferrals allocated to his Pretax Deferral Account during the Plan Year, if any, by his Earnings as defined in Section 6.01(c), including salary reductions, if any, elected by the Participant for the Plan Year under this Plan and salary reductions, if any, elected under a Plan sponsored by the Employer and qualified under Code Section 125. Notwithstanding the preceding sentence, at the Committee's election Earnings may be determined under an alterative definition as permitted in Treasury Regulation Section 1.414(s)-1 and any subsequent rulings affecting such regulation Section.

            The average of the Actual Deferral Percentages for all Participants who are Highly Compensated Employees for the Plan Year (the "High Average"), when compared to the average of the Actual Deferral Percentages for all Participants who are Non-Highly Compensated Employees for the Plan Year (the "Low Average"), must meet one of the following requirements:

            (i) The High Average must be no greater than the Low Average times one and twenty-five hundredths; or

            (ii) The excess of the High Average over the Low Average must not be greater than two percentage points and the High Average must be no greater than the Low Average times two.

      (c) If the Committee determines, in its discretion, that Participants' Pretax Deferrals for a Plan Year will not meet one of the requirements of Subsection (b), the Committee, in its discretion, may suspend or reduce future Pretax Deferrals of certain Participants who are Highly Compensated Employees to the extent necessary to meet the requirements. The suspension or reduction of Participants' future Pretax Deferrals will be accomplished by reducing the Pretax Deferral percentage rate of Participants who are Highly Compensated Employees in order of their Actual Deferral Percentage Rates, beginning with the Participant with the highest percentage rate and decreasing in descending order until one of the requirements of Subsection (b) is met.

            If Participants' Pretax Deferrals actually made for a Plan Year do not meet one of the requirements of Subsection (b), the Committee will determine, in its discretion, the amount of Pretax Deferrals of certain Participants who are Highly Compensated Employees which must be reduced in order to meet one of the requirements of Subsection
            (b). The reduction in Participants' Pretax Deferrals will be accomplished by reducing the Pretax Deferrals of the Highly Compensated Employees with the highest actual Pretax Deferrals to the extent required to enable the Plan to meet the limits in (b) above or to cause the amount of such deferrals to equal the Pretax Deferrals of the Highly Compensated Employee(s) with the next highest actual Pretax Deferrals. The earnings attributable to excess Pretax Deferrals will be determined in accordance with Treasury Regulations.

            The amount of the reduction attributable to each Participant (and any income allocated to such reduction) will be distributed to the Participant on or before the last day of the immediately following Plan Year.

       (d) The Committee's determination under Subsection (c) will be made in a reasonable, consistent, and nondiscriminatory manner. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating the amount of any Participant's Pretax Deferrals or the earnings attributable to such Pretax Deferrals.

      (e) This Section 3.02 will be applied after taking into account any reductions in, or repayments of, Pretax Deferrals required by Sections 3.01, 5.01, and 17.05.

3.03  EMPLOYER MATCHING CONTRIBUTIONS

      The amount of Employer Matching Contributions, if any, for each Plan Year will be determined by the Board in its sole discretion. The Employer Matching Contributions may be made in cash and/or shares, as determined by the Board in its sole discretion.

3.04  EMPLOYER ESOP CONTRIBUTIONS

      The amount of Employer ESOP Contributions, if any, for each Plan Year will be determined by the Board in its sole discretion. The Employer ESOP Contributions may be made in cash and/or shares, as determined by the Board in its sole discretion.

3.05  PARTICIPANT CONTRIBUTIONS

      No Participant is required or permitted to make contributions other than Pretax Deferrals or Rollover Contributions.

3.06  ROLLOVER CONTRIBUTIONS

      Subject to the Committee's approval, an Eligible Employee may make a Rollover Contribution to the Plan which does not exceed the maximum amount of rollover contribution he is then permitted under Code Section 402(c)(2). The contribution must be in cash and must meet all the applicable rollover requirements under Code Section 402(c). The Committee will establish uniform and nondiscriminatory procedures for the treatment of Rollover Contributions.

      An Eligible Employee's Rollover Contribution is credited to his Rollover Account. He is at all times one hundred percent vested in the value of his Rollover Account. He may direct the investment of his Rollover Contribution, and redirect the investment of his Rollover Account according to Article VII. If an Eligible Employee is not a Participant according to Section 2.01, his Rollover Account is his sole interest in the

      Plan. Rollover Contributions must satisfy all applicable rollover requirements of Code Section 402(c)(4).

3.07  LIMITATION ON REVERSION OF CONTRIBUTIONS

      Except as provided in subsections (a), (b) and (c) below, contributions made under the Plan are held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

      (a) A contribution which is made by a mistake of fact, may be returned to the Employer within one year after it is contributed to the Plan.

      (b) All employer contributions to the Plan are conditioned on their deductibility under Code Section 404. To the extent the deduction is disallowed, the amount disallowed may be returned to the Employer within one year after the disallowance.

      (c) All contributions to the Plan are conditioned on the Plan's qualification under Code Sections 401(a), 409 and 4975(e)(7). If the Plan does not so qualify, any contributions may be returned to the Employer within one year after the qualification is denied.

3.08  LIMITATION OF LIABILITY

      Each payment to the Trust Fund pursuant to Section 3.01(a) equal to the amount of a Participant's Pretax Deferral is in complete discharge of the financial obligations of the Employer under the Plan with respect to the Participant's corresponding reduction in Compensation.

3.09  MAKE-UP CONTRIBUTIONS

      In addition to other Employer Contributions described in Section 3.03, 3.04, 3.10 and 3.11 an Employer may make special make-up contributions to the Plan, if necessary. A make-up contribution will be necessary if there are insufficient forfeitures under the Plan to restore a Participant's Employer Contribution Account, Employer Stock Bonus Account, or Profit Sharing Contribution Account pursuant to Section 10.04, if a Participant or Beneficiary's Accounts must be reinstated pursuant to Section 18.04, or if a mistake or omission in the allocation of contributions is discovered and cannot be corrected by revising prior allocations.

3.10  EMPLOYER STOCK BONUS CONTRIBUTIONS

      The amount of Employer Stock Bonus Contributions, if any, for each Plan Year will be determined by the Board in its sole discretion. The Employer Stock Bonus Contributions may be made in cash and/or shares of Stock, as determined by the Board in its sole discretion.

3.11  EMPLOYER PROFIT SHARING CONTRIBUTIONS

      The amount of Employer Profit Sharing Contributions, if any, for each Plan Year will be determined by the Board in its sole discretion. The Profit Sharing Contributions may be made in cash and/or shares of Stock, as determined by the Board in its sole discretion.

                                 ARTICLE IV
                     PARTICIPANT'S ACCOUNT: ALLOCATIONS


4.01  PARTICIPANT ACCOUNTS

      The Committee will maintain the following Accounts for each Participant:

      (a)   An EMPLOYER CONTRIBUTION ACCOUNT which is:

            (i) credited with the Participant's share of Employer ESOP Contributions made under this Plan;

            (ii) credited with the Participant's Employer Contribution Account transferred to this Plan from the FHP International Corporation Employee Stock Ownership Plan;

            (iii) adjusted for investment results and expenses; and

            (iv)  charged with distributions.

      (b)   A PRETAX DEFERRAL ACCOUNT which is:

            (i) credited with the Participant's Pretax Deferrals made under this Plan;

            (ii) credited with the Participant's Pretax Deferral Account transferred to this Plan from the FHP International Corporation Employee Stock Ownership Plan;

            (iii) adjusted for investment results and expenses; and

            (iv)  charged with withdrawals and distributions.

      (c)   An EMPLOYER STOCK BONUS ACCOUNT which is:

            (i) credited with the Participant's share of Employer Stock Bonus Contributions;

            (ii) credited with the Participant's Employer Stock Bonus Account transferred to this Plan from the FHP International Corporation Employee Stock Ownership Plan;

            (iii) adjusted for investment results and expenses; and

            (iv)  charged with distributions.

       (d)  A MATCHING CONTRIBUTION ACCOUNT which is:

            (i) credited with the Participant's share of Employer Matching Contributions made under this Plan;

            (ii) credited with the Participant's New Matching Contribution Account transferred to this Plan from the FHP International Corporation Employee Stock Ownership Plan;

            (iii) adjusted for investment results and expenses; and

            (iv)  charged with distributions.

      (e)   A PROFIT SHARING CONTRIBUTION ACCOUNT which is:

            (i) credited with the Participant's share of Profit Sharing Contributions made under this Plan;

            (ii) credited with the Participant's Profit Sharing Account transferred to this Plan from the FHP International Corporation Employee Stock Ownership Plan;

            (iii) adjusted for investment results and expenses; and

            (iv)  charged with withdrawals and distributions.

      (f)   A TAKECARE ACCOUNT which is:

            (i) credited with the Participant's TakeCare Account transferred to this Plan from the FHP International Corporation Employee Stock Ownership Plan;

            (ii)  adjusted for investment results and expenses; and

            (iii) charged with distributions.

      (g)   A ROLLOVER ACCOUNT which is:

            (i) credited with the Participant's Rollover Contributions made to this Plan;

            (ii) credited with the Participant's Rollover Account transferred to this Plan from the FHP International Corporation Employee Stock Ownership Plan;

            (iii) adjusted for investment results and expenses; and

            (iv)  charged with withdrawals and distributions.

4.02  ALLOCATION OF PRETAX DEFERRALS

      Employer contributions which result from a Participant's Pretax Deferrals pursuant to Section 3.01 will be allocated to the Participant's Pretax Deferral Account. An allocation will occur as of the last day of each payroll period during which the Participant has Pretax Deferrals withheld from his Compensation. The amount of the allocation will equal the amount of the Participant's Pretax Deferrals withheld during such payroll period.

4.03  ALLOCATION OF EMPLOYER MATCHING CONTRIBUTIONS

      (a) Employer Matching Contributions are allocated as of the last day of the Plan Year to the Matching Contribution Account of each person who was a Participant during the Plan Year, provided the
            Participant:

            (i) is employed as an Eligible Employee on the last day of the Plan Year; or

            (ii) terminated employment during the Plan Year on or after attaining Normal Retirement Age; or

            (iii) died during the Plan Year; or

            (iv)  became Permanently and Totally Disabled during the Plan Year.

      (b) Each Participant who meets the requirements of Subsection (a) above is allocated a portion of the Employer Matching Contributions for a Plan Year as follows:

            (i) if the Participant has completed less than five years of Service as of the last day of such Plan Year, the Participant's portion of the Employer Matching Contributions for such Plan Year shall equal 50% of the amount of his Pretax Deferrals for the Plan Year which do not exceed six percent of his Compensation for the Plan Year; or

            (ii) if the Participant has completed at least five Years of Service as of the last day of such Plan Year, the Participant's portion of the Employer Matching Contributions for such Plan Year shall equal 100% of the amount of his Pretax Deferrals for the Plan Year which do not exceed six percent of his Compensation for the Plan Year.

      (c) If the Employer Matching Contribution available for a Plan Year is not sufficient to allocate the amounts described in Subsection (b), each Participant will be allocated a pro rata share of the available Employer

            Matching Contribution. The pro rata share will be determined by multiplying his contribution determined under Subsection (b) (without considering the limitation in Subsection (c)) by a fraction where the numerator is the available Employer Matching Contribution and the denominator is the Employer Matching Contribution necessary in order to allocate all the amounts described in Subsection (b) (without considering the limitation in Subsection (c)).

      (d) If any portion of the Employer Matching Contribution is contributed in shares, the allocation of such portion to Participants' Matching Contribution Accounts will be made in shares and fractions of shares to the nearest thousandth of a share.

4.04  LIMITATION ON ALLOCATION OF EMPLOYER MATCHING CONTRIBUTIONS

      (a) Notwithstanding Section 3.03, the Employer Matching Contribution allocated to one or more Participants under Section 4.03(b)(i) will be modified as provided in Subsection (c) of this Section 4.04 if the requirements of Subsection (b) of this Section 4.04 are not satisfied.

      (b) For each Plan Year an "Actual Contribution Percentage" will be determined for each Participant. Such percentage will be determined by dividing the Employer Matching Contributions allocated to the Participant's Matching Contribution Account during the Plan Year, if any, by his Earnings as defined in Section 6.01(c), including salary reductions, if any, elected by the Participant for the Plan Year under this Plan and salary reduction, if any, elected under a plan sponsored by the Employer and qualified under Code Section 125.

            The average of the Actual Contribution Percentages for all Participants who are Highly Compensated Employees for the Plan Year (the "High Average"), when compared to the average of the Actual Contribution Percentages for all Participants who are Non-Highly Compensated Employees for the Plan Year (the "Low Average"), must meet one of the following requirements:

            (i) The High Average must be no greater than the Low Average times one and twenty-five hundredths; or

            (ii) The excess of the High Average over the Low Average must not bc greater than two percentage points and the High Average must be no greater than the Low Average times two.

      (c) If the Committee determines, in its discretion, that allocations of Employer Matching Contributions to

            Participants' Matching Contribution Accounts for a Plan Year do not meet one of the requirements of Subsection (b), the Committee will determine, in its discretion, the amount of Employer Matching Contributions of certain Participants who are Highly Compensated Employees which must be reduced in order to meet one of the requirements of Subsection (b). The reduction will be accomplished by reducing the allocations to Participants who are Highly Compensated Employees beginning with the Highly Compensation Employee(s) with the highest amount of Employer Matching Contributions to the extent required to enable the Plan to meet the limits in (b) above or to cause the amount of such Matching Contributions to equal the Matching Contributions of the Highly Compensated Employee(s) with the next highest amount of Matching Contributions. [The reduced amounts will be added to the Employer Stock Bonus Contribution for the Plan Year and allocated among all Participants as provided in Section 4.06.]

      (d) The Committee's determination under Subsection (c) will be made in a reasonable, consistent, and nondiscriminatory manner. The Committee will not bc liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating the amount of any Employer Matching Contributions.

4.05  ALLOCATION OF EMPLOYER ESOP CONTRIBUTIONS

      (a) The Employer ESOP Contributions for each Plan Year are allocated as of the last day of the Plan Year to the Employer Contribution Account of each Participant, provided the Participant is not a physician-employee of the Employer and:

            (i) is employed as an Eligible Employee by the Company or one of its subsidiaries which is part of the same controlled group of corporations (within the meaning of Code Section 414(b)) on the last day of the Plan Year; or

            (ii) terminated employment with the Company or one of its subsidiaries which is part of the same controlled group of corporations (within the meaning of Code Section 414(b)) during the Plan Year on or after attaining age 65 or by reason of death; or

            (iii) become Permanently and Totally Disabled during the Plan Year while employed by the Company or one of its subsidiaries which is part of the same controlled group of corporations (within the meaning of Code Section 414(b)) on the last day of the Plan Year.

      (b) Each Participant who meets the requirements of Subsection (a) above is allocated a portion of the Employer ESOP Contributions equal to the total Employer ESOP Contributions for the Plan Year times the ratio of his Compensation for the Plan Year to the total of all such Participants' Compensation for the Plan Year.

      (c) If any portion of the Employer ESOP Contribution is contributed in shares, the allocation of such portion to Participants' Employer Contribution Accounts will be made in shares and fractions of shares to the nearest thousandth of a share.

4.06  ALLOCATION OF EMPLOYER STOCK BONUS CONTRIBUTIONS

      (a) The Employer Stock Bonus Contributions for each Plan Year are allocated as of the last day of the Plan Year to the Employer Stock Bonus Account of each Participant, provided the Participant is not a physician-employee of the Employer and:

            (i) is employed as an Eligible Employee on the last day of the Plan Year; or

            (ii) terminated employment during the Plan Year on or after attaining age 65; or

            (iii) died while employed during the Plan Year; or

            (iv)  became Permanently and Totally Disabled during the Plan Year.

      (b) Each Participant who meets the requirements of Subsection (a) above is allocated a portion of the Employer Stock Bonus Contributions equal to the total Employer Stock Bonus Contributions for the Plan Year times the ratio of his Compensation for the Plan Year to the total of all such Participants' Compensation for the Plan Year.

      (c) If any portion of the Employer Stock Bonus Contributions is contributed in shares, the allocation of such portion to Participants' Employer Stock Bonus Accounts will be made in shares and fractions of shares to the nearest thousandth of a share.

4.07  ALLOCATION OF EMPLOYER PROFIT SHARING CONTRIBUTIONS

      (a) The Employer Profit Sharing Contributions for each Plan Year are allocated as of the last day of the Plan Year to the Profit Sharing Account of [each Participant,] provided the Participant [is not a physician-employee of the Employer] and:

            (i) is employed as an Eligible Employee on the last day of the Plan Year; or

            (ii) terminated employment during the Plan Year on or after attaining age 65; or

            (iii) died while employed during the Plan Year; or

            (iv)  became Permanently and Totally Disabled during the Plan Year.

      (b) Each Participant who meets the requirements of Subsection (a) above is allocated a portion of the Profit Sharing Contributions equal to the total Profit Sharing Contributions for the Plan Year times the ratio of his Compensation for the Plan Year to the total of all such Participants' Compensation for the Plan Year.

                                 ARTICLE V
                           ESOP SUSPENSE SUBFUND


5.01  ESTABLISHMENT OF ESOP SUSPENSE SUBFUND

      Financed Shares acquired by the ESOP Fund with the proceeds of an Exempt Loan are held in an ESOP Suspense Subfund. Some or all of the Employer ESOP Contributions may be applied to repay any outstanding Exempt Loan.

5.02  RELEASE OF SHARES IN ESOP SUSPENSE SUBFUND

      Financed Shares are released from the ESOP Suspense Subfund periodically as the Exempt Loan is repaid. The number of Financed Shares released is determined as follows:

      (a) GENERAL RULE - For each Plan Year until the Exempt Loan is repaid, the number of Financed Shares released from the ESOP Suspense Subfund equals the number of unreleased Financed Shares immediately before the release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid on the Exempt Loan for the Plan Year. The denominator of the fraction is the sum of the numerator plus the total payments of principal and interest on that Exempt Loan projected to be paid for all future Plan Years during the duration of the Exempt Loan. However, if the Exempt Loan is repaid with the proceeds of a subsequent Exempt Loan (a "Substitute Loan"), the repayment shall not release all the Financed Shares in the ESOP Suspense Subfund. Instead, the Financed Shares will be released on the basis of payments of principal and interest on the Substitute Loan.

      (b) SPECIAL RULE - The Committee may elect at the time an Exempt Loan is incurred, or the provisions of the Exempt Loan may provide, that the number of Financed Shares released from the ESOP Suspense Subfund is to be determined solely with reference to principal payments on the Exempt Loan. This method may be used only if:

            (i) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments for ten years;

            (ii) no more than an amount that would be determined to be interest under standard loan amortization tables is disregarded, and

            (iii) the entire duration of the Exempt Loan repayment period does not exceed ten years, even if the Exempt Loan is renewed, extended or refinanced.

      (c) The provisions under this Section 5.02 for the release of Financed Shares are to be applied and construed in a manner consistent with
            Section 54.4975-7(b)(8) of Title 26 of the Code of Federal Regulations.

5.03  ALLOCATION OF SHARES RELEASED FROM ESOP SUSPENSE SUBFUND

      Shares of Stock released from the ESOP Suspense Subfund for a Plan Year are held in the ESOP Fund on an unallocated basis until allocated by the Committee. Shares of Stock released in connection with a payment on an Exempt Loan from Employer ESOP Contributions are allocated as described in Subsection (a). Shares of Stock released in connection with a payment on an Exempt Loan from cash dividends on Stock are allocated as described in Subsection (b).

      (a) A Participant who received an allocation of Employer ESOP Contributions for the Plan Year will receive an allocation of Stock as of the last day of the Plan Year equal to:

            (i) the total shares released in connection with all payments on an Exempt Loan during the Plan Year from Employer ESOP Contributions, times

            (ii) the ratio of his allocation of Employer ESOP Contributions for the Plan Year to the total Employer Contributions for the Plan Year. Stock will be allocated in shares and fractions of shares to the nearest thousandth of a share.

            At the time of such allocation of shares of Stock, the Participant's Employer Contribution Account will be debited with its share of the Trust's cash payments on the Exempt Loan.

      (b) A Participant who received an allocation of Cash Dividends in his Employer Contribution Account on a Valuation Date will receive an allocation of Stock on the Valuation Date equal to:

            (i) the total shares released in connection with all payments on an Exempt Loan during the period since the immediately preceding Valuation Date to the current Valuation Date from Cash Dividends received on Stock held in the ESOP Fund, times

            (ii) the ratio of shares in the Participant's Employer Contribution Account on the immediately preceding

                  Valuation Date to the total shares of all Participants' Employer Contribution Accounts on the immediately preceding Valuation Date (disregarding shares distributed to Participants as of such Valuation Date.)

            At the time of such allocation of shares of Stock, the Participant's Employer Contribution Account will be debited with its share of the Trust's cash payment on the Exempt Loan.

      (c) All Stock in the ESOP Fund as of the last day of the Plan Year, other than Stock held in the ESOP Suspense Subfund, must be allocated to Employer Contribution Accounts as of such day. All shares allocated under this Section 5.03 will be allocated to the nearest thousandth of a share.

                                 ARTICLE VI
                          ALLOCATION LIMITATIONS


6.01  BASIC LIMITATION ON ANNUAL ADDITIONS

      (a) Notwithstanding any other provisions of the Plan and subject to the provisions of Subsections (b), (c) and (d) below, the amount of Annual Additions, as defined below, allocated to a Participant for any Limitation Year will not exceed the lesser of:

            (i)   $30,000; or

            (ii) twenty-five percent of the Participant's Earnings (as defined below) for the Limitation Year.

            The dollar limitation referred to in Subsection (a)(i) above is adjusted as of January 1 of each Plan Year pursuant to Code Section
            415. The adjusted amount applies for the Limitation Year which ends within that Plan Year.

      (b) For purposes of this Article VI a Participant's Annual Additions means the amount of:

            (i)   Employer and Affiliate contributions,

            (ii)  Participant contributions,

            (iii) forfeitures, and

            (iv) contributions for post retirement medical benefits, to the extent required by Code Section 415(e) or 419A(d)(2),

            allocated to his Accounts under this Plan and his accounts under all other defined contribution plans (as defined in Code Section 414(i)) adopted by an Affiliate.

            Notwithstanding the above paragraph, if no more than one-third of the total Employer Contributions for the Plan Year which are deductible under Code Section 404(a)(9) are allocated to the Accounts of Participants who are Highly Compensated Employees during the Plan Year, then any Employer Contributions which are used by the Trust to pay interest on an Exempt Loan, and any Financed Shares which are allocated as forfeitures, are not included as Annual Additions. The Employer Contributions must be used to pay such interest not later than the due date including extensions, for filing the Employer's Federal income tax return for the Plan Year.

       (c) For purposes of this Article VI, a Participant's Earnings means his earned income, wages, salaries, commissions and bonuses received from all Affiliates. It excludes the following:

            (i) Contributions by an Affiliate to a plan of deferred compensation which are not included in the Participant's gross income for the taxable year in which contributed, or any distribution from a plan of deferred compensation;

            (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

            (iv) Other amounts which received special tax benefits, including Pretax Deferrals under this Plan and salary reduction under any other tax qualified program.

            Earnings for any Limitation Year are the amount actually paid or includable in gross income during such year. A Participant's annual Earnings in excess of $150,000 are disregarded for all purposes under the Plan. Such dollar limit will be adjusted each year pursuant to Code Section 415(d).

      (d) Under certain circumstances, the dollar limitation described in Subsection (a)(i) above for a Limitation Year may be increased. The increase occurs only if not more than one-third of the total Employer Contributions for the Plan Year are allocated to the Accounts of Participants who are Highly Compensated Employees during the Plan Year. The amount of the increase will be the lesser of:

            (i)   the dollar amount otherwise applicable for the Plan Year; or

            (ii) the amount of Employer Contributions allocated to Participants' Employer Contribution Accounts as of each Valuation Date during the Plan Year that ends in the Limitation Year representing Stock which is:

                  (A)   contributed to the Trust for that Plan Year;

                  (B) purchased not later than sixty days after the due date (including extensions) for filing the Employer's Federal income tax return for that Plan Year from Employer Contributions which were made in cash; or

                  (C) released from the ESOP Suspense Subfund as a result of payments on an Exempt Loan for that Plan Year.

6.02  PARTICIPATION IN THIS PLAN AND A DEFINED BENEFIT PLAN

      If a Participant is or has been a participant in a qualified defined benefit plan (as defined in Code Section 414(j) maintained by an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction (as defined in Code Section 415(e)) for any year will not exceed one. In calculating the defined contribution plan fraction, the Committee may, at its discretion, make the election described in Code Section 415(e)(6).

6.03  REDUCTION IN ANNUAL ADDITIONS AND ELIMINATION OF EXCESS AMOUNTS

      If the limitations described in Section 6.01 and 6.02 would otherwise be exceeded for a Participant for a Limitation Year, the excess will be eliminated as follows:

      (a) First, amounts attributable to the Participant's Pretax Deferrals will be reduced. The amount of the reduction will be returned to the Participant as cash compensation and will be subject to all federal, state, municipal, and/or county taxes, and other deductions which apply to cash compensation;

      (b) Second, the provisions of any other plans established by an Affiliate which have caused the limits to be exceeded for the Participant will be applied. The provisions of a defined benefit plan will be applied before the provisions of a defined contribution plan.

      (c) Third, the excess allocations of Employer Matching Contributions and if necessary Employer ESOP Contributions, Employer Stock Bonus Contributions and Employer Profit Sharing Contributions will be removed from the Participant's Matching Contribution Account, Employer Contribution Account, Employer Stock Bonus Contribution Account and Profit Sharing Contribution Account, respectively, and will be reallocated to other Participants' Matching Contribution Account, Employer Contribution Account, Employer Stock Bonus Contribution Account and Profit Sharing Contribution Account, as applicable.

                                ARTICLE VII
                INVESTMENTS: ALLOCATION OF GAINS AND LOSSES


7.01  INVESTMENT OF ACCOUNTS

      Each Participant's Accounts are invested in the Trust Fund. The Participant's Employer Contribution Account and Employer Stock Bonus Account are invested primarily in Stock. Except as provided in Section 7.16, the Participant has no right to direct the investments of such Accounts. Each Participant has the right to direct the investment of his existing and future Pretax Deferrals Account, Matching Contribution Account, Profit Sharing Contribution Account, TakeCare Account, and his Rollover Account in any of the Plan's Investment Funds. Any investment direction by the Participant with respect to his existing and future Pretax Deferrals Account shall be applied in the same manner to the investment of his Matching Contribution Account and his TakeCare Account. The Committee will select the Investment Funds available under the Plan. Participants who are physician-employees of an Employer shall not be permitted to direct the investment of their Accounts into the Company Stock Fund.

      Upon enrollment, reenrollment, and as of the first day of any month, the Participant may designate the Investment Fund(s) in which his existing and future Pretax Deferrals and Employer Matching Contributions and Employer Profit Sharing Contributions, if any, are invested. A Rollover Contribution must be accompanied by a written notice to the Committee designating the Investment Funds in which the contribution will be invested. The Committee will establish uniform nondiscriminatory rules regarding the designation of Investment Funds.

      This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in this Plan and any other exercise of control by a Participant or his or her Beneficiary over assets in the Participant's Accounts, such Participant or Beneficiary shall be solely responsible for such actions and neither the Trustee, the Committee, the Company, nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such Participant's or Beneficiary's exercise of control.

      The Committee shall provide to each Participant or his or her Beneficiary the information described in Section 2550.404c-1(b)(2)(i)(B)(1) of the Department of Labor Regulations. Upon request by a Participant or his or her Beneficiary, the Committee shall provide the information described in Section

      2550.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

      With respect to Stock held in a Participant's Pretax Deferrals Account, Matching Contribution Account, TakeCare Account, Profit Sharing Contribution Account and Rollover Account, the Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of such Stock, and the exercise of voting, tender and similar rights with respect to Stock by a Participant or his or her Beneficiary.

      The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c) of ERISA.

7.02  TRANSFERS OF EXISTING ACCOUNT BALANCES BETWEEN INVESTMENT FUNDS

      Each Participant has the right as of the first day of any month to have all or part of his Pretax Deferrals Account, Matching Contribution Account, Profit Sharing Contribution Account, TakeCare Account and Rollover Account transferred between the Investment Funds. Such transfers may be made on a total basis or may be applied separately to each Account. The Committee will establish uniform and nondiscriminatory rules regarding the transfer of assets between Investment Funds.

7.03  ALLOCATION OF INVESTMENT FUND GAINS AND LOSSES

      As of each Valuation Date, the Committee will determine the net investment gain or loss, after adjustment for applicable expenses, if any, of each Investment Fund since the immediately preceding Valuation Date.

      The net investment gain or loss of each such Investment Fund will be apportioned to each Participant's Accounts. The apportionment will be in the same proportions as the following for the Participant bears to the total of the following for all Participants:

      (a) The balance of the Participant's Account which was held in such Investment Fund as of the immediately preceding Valuation Date;

      (b) One-half of the Participant's Pretax Deferrals, if any, allocated to the Account since the immediately preceding Valuation Date which were directed by the Participant to be invested in such Investment Fund;

       (c) One-half of the Participant's loan repayments, if any, made to the Account since the immediately preceding Valuation Date which were directed by the Participant to be invested in such Investment Funds;

       (d) One-half of the Participant's Rollover Contribution, if any, made to the Account since the immediately preceding Valuation Date which was directed by the Participant to be invested in such Investment Funds;

       (e) An adjustment to reflect any transfers, to or from the portion of the Account invested in such Investment Fund, which were made effective after the allocation of gains or losses as of the immediately preceding Valuation Date; and

       (f) A reduction for any withdrawals, distributions or loan proceeds paid from the portion of the Account invested in such Investment Fund and paid after the allocation of gains or losses as of the immediately preceding Valuation Date.

      All withdrawals, distributions and loan proceeds which are paid as of a Valuation Date shall be paid after the allocation of net investment gain or loss applicable to such Valuation Date has been apportioned pursuant to this Section. The amounts paid out will not share in the allocation of net investment gain or loss in the subsequent Valuation Date.

7.04  PURCHASE AND SALE OF STOCK

      The Trustee may acquire Stock in the open market or from the Company or any other person, including a party in interest, provided that no commission shall be paid in connection with the Trustee's acquisition from a party in interest. Neither the Employer, nor the Committee, nor any Trustee shall have any responsibility or duty to time any transaction involving Stock in order to anticipate market conditions or changes in Stock value, nor shall any such person have any responsibility or duty to sell Stock held in the Trust Fund in order to maximize return or minimize loss.

7.05  RIGHTS, WARRANTS, OR OPTIONS

      Subject to the provisions applicable to nonvoting rights pursuant to
      Section 7.08 hereof, stock rights (including warrants and options) issued with respect to Stock shall, unless otherwise directed by the Committee, be exercised by the Trustee on behalf of Participants to the extent that cash is available. Rights which cannot be exercised because of the lack of cash shall, unless otherwise directed by the Committee, be sold and the proceeds shall be invested in Stock.

7.06  PARTICIPANT RIGHTS CONCERNING STOCK

      (a)   PARTICIPANTS' RIGHT TO INSTRUCT VOTING.  All voting rights on
            Stock held in the Plan shall be exercised by the Trustee as and to the extent directed by the Participants acting in their capacity as "Named Fiduciaries" (as defined in ERISA section 402) with respect to allocated and unallocated shares in accordance with the following provisions:

            (1) Timely Receipt of Instructions Required. As soon as practicable before each annual or special shareholders' meeting of Talbert Medical Management Holdings Corporation, the Trustee shall furnish to each Participant a copy of the proxy solicitation materials sent generally to shareholders, together with a form requesting confidential directions on how Stock allocated to such Participant's Accounts and a proportionate share of any unallocated shares (including fractional shares to 1/1000th of a share) are to be voted.
                  The Company and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. Upon timely receipt of such voting directions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' directions) shall vote the shares as directed. The voting directions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, except as may be necessary to facilitate the tabulation of such voting directions.

            (2) VOTING OF ALLOCATED SHARES. Each Participant shall be entitled to direct the voting of Stock (including fractional shares to 1/1000th of a share) allocated to his Accounts.
                  With respect to all corporate matters submitted to shareholders, Stock allocated to the Accounts of Participants shall be voted in accordance with the directions of such Participants, as Named Fiduciaries, as given to the Trustee. With respect to Stock allocated to the Accounts of a deceased Participant, such Participant's Beneficiary, as Named Fiduciary, shall be entitled to direct the voting with respect to such allocated shares as if such Beneficiary were the Participant. Any allocated shares of Stock with respect to which no directions are received shall be voted by the Trustee in the same manner as provided in subsection (3) below for unallocated shares.

            (3) VOTING OF UNALLOCATED SHARES. Each Participant shall, as a Named Fiduciary, also be entitled to direct the Trustee to vote a portion of the unallocated shares of Stock with respect to all corporate matters submitted to shareholders. Such direction shall apply to a number of votes equal to the total number of votes attributable to unallocated Stock multiplied by a fraction, the numerator of which is the number of votes attributable to Stock allocated to the Participant's Accounts, and the denominator of which is the total number of votes attributable to Stock allocated to the Accounts of Participants who have provided directions to the Trustee under this Section. Fractional shares shall be rounded to the nearest 1/1000th of a share.

7.07  SALE OF STOCK

      Subject to the rights of Participants in a tender offer as described in
      Section 7.08, the Committee may direct the Trustee to sell shares of Stock to any person, including Talbert Medical Management Holdings Corporation or the Company, provided that any sale to Talbert Medical Management Holdings Corporation or any other "disqualified person" within the meaning of Code section 4975 or "party in interest" within the meaning of ERISA section 3(14) is made at a price which is not less than adequate consideration as defined in ERISA section 3(18) and that no commission is charged with respect to the sale. If the Trustee is unable to make payments of principal or interest on an Exempt Loan when due, the Committee may direct the Trustee, unless prohibited by the Code or ERISA, to sell any shares of Stock not yet released from the ESOP Suspense Subfund and to apply the proceeds to such Exempt Loan payment, or to obtain another Exempt Loan in an amount sufficient to make such payment.

7.08  TENDERS AND EXCHANGES OF STOCK

      (a) PARTICIPANTS' RIGHT TO INSTRUCT TENDER. All tender or exchange decisions with respect to Stock held in the Plan shall be made by the Participants acting in their capacity as Named Fiduciaries with respect to both allocated and unallocated shares in accordance with the following provisions:

            (1) TIMELY RECEIPT OF INSTRUCTIONS REQUIRED. In the event an offer is received by the Trustee (including a tender offer for Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 ("Exchange Act") or subject to Rule 13e-4 promulgated under the Exchange Act, as those provisions may from time to time be amended) to sell or exchange any Stock held by the Trust, the Trustee shall advise each Participant who has Stock allocated to his Accounts in writing of the terms of the offer as soon as practicable and shall furnish each Participant with a form by which he may direct the Trustee confidentially whether to tender or exchange shares of Stock allocated to his Accounts and a proportionate share of any unallocated shares (including fractional shares to 1/1000th of a share). The materials furnished to each Participant shall include such related documents as are prepared by any person and provided to the shareholders of Talbert Medical Management Holdings Corporation pursuant to the Exchange Act. The Committee and the Trustee may also provide Participants with such other materials concerning the offer as the Trustee or the Committee in its discretion determines to be appropriate; provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with sufficient numbers of complete copies of all such materials. The Company and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. Upon timely receipt of such tender directions, the Trustee (after combining fractional shares to give effect to the greatest extent to Participants' directions) shall tender the shares as directed.

            (2) ALLOCATED SHARES. The Trustee shall tender or not tender shares of Stock allocated to the Accounts of any Participant (including fractional shares to 1/1000th of a share) as and to the extent instructed by the Participant as a Named Fiduciary. With respect to Stock allocated to the Accounts of a deceased Participant, such Participant's Beneficiary, as a Named Fiduciary, shall be entitled to direct the Trustee whether to tender such shares as if such Beneficiary were the Participant. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers of employees of Talbert Medical Management Holdings Corporation or the Company, except as otherwise required by law. Any allocated shares of Stock with respect to which no directions are received shall be treated in the same manner as provided in subsection (3) below for unallocated shares.

            (3) UNALLOCATED SHARES. Each Participant shall, as a Named Fiduciary, also be entitled to direct the Trustee with respect to the tender of a portion of the unallocated shares of Stock. Such direction shall apply to such number of unallocated shares multiplied by a fraction, the numerator of which is the number of shares of Stock allocated to the Participant's Accounts, and the denominator of which is the total number of shares of Stock allocated to the Accounts of Participants who have provided directions to the Trustee under this Section. Fractional shares shall be rounded to the nearest 1/1000th of a share.

            (4) WITHDRAWAL OF TENDER. In the event, under the terms of a tender offer or otherwise, any Stock tendered for sale or exchange may be withdrawn from such offer, the Trustee shall follow any instructions respecting the withdrawal of such Stock from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants, as Named Fiduciaries, entitled under this
                  Section 7.08 to give instructions regarding the sale or exchange of such shares.

            (5) RIGHT TO TENDER ON PRO RATA BASIS. In the event the Trustee receives an offer to tender for sale or exchange less than all of the Stock held by the Trust (allocated and unallocated), each Participant who has been allocated Stock subject to such offer shall be entitled to direct the Trustee as provided in Sections 7.08(a)(1), (2) and (3). Shares will be tendered first from the Accounts of Participants who timely instruct the Trustee to tender and then, to the extent additional shares are directed to be tendered, from unallocated shares of Stock and then from allocated shares of Stock for which no direction is received.

            (6) SIMULTANEOUS TENDER OFFERS. In the event an offer is received by the Trustee and instructions are solicited from Participants pursuant to Section 7.08(a) regarding such offer, and prior to the termination of such offer a second offer is received by the Trustee for the Stock subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants
                  (i) with respect to shares tendered for sale or exchange pursuant to the first offer, whether to withdraw such shares, if possible, and, if withdrawn, whether to tender such shares for sale or exchange pursuant to the second offer and (ii) with respect to shares not tendered for sale or exchange pursuant to the first offer, whether to tender such shares for sale or exchange pursuant to the second offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in this Section 7.08(a). With respect to any such subsequent offer for Stock subject to an earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the manner as described in the above provisions of this Section 7.08.

      (b) TENDER IS NOT A WITHDRAWAL. A Participant's instruction to the Trustee to tender for sale or exchange shares of Stock will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares will be credited to the Accounts of Participants whose shares were tendered and will be used by the Trustee to reinvest in Stock, if available, and if not, in such other investments as permitted under the trust agreement established under Article XV.

      (c) TRUSTEE TO TAKE ALL NECESSARY ACTION. The Trustee shall take all steps necessary, including appointment of a corporate trustee and/or an outside independent administrator, to the extent such action, after consultation with the Committee, is deemed necessary to maintain confidentiality of the Participants' responses or to discharge adequately its fiduciary obligations.

      (d) TRUSTEE MAY OPT FOR NO PARTICIPATION IN SELF TENDER. Subject to the provisions of the trust agreement, in the event Talbert Medical Management Holdings Corporation initiates an offer described in
            Section 7.08(a)(1), Talbert Medical Management Holdings Corporation or the Committee may direct the Trustee not to tender for sale or exchange any Stock in such offer. In such event, the foregoing provisions of this Section 7.08 shall have no effect, and the Trustee shall not tender for sale or exchange any Stock (allocated or unallocated) in such offer.

7.09  VALUATION OF STOCK

      When it becomes necessary to value Stock held by the Plan, the value shall be the current fair market value of the Stock, determined in accordance with applicable legal requirements. If the Stock is publicly traded, its fair market value shall, except as otherwise required by the standards applicable to prudent fiduciaries, be based on the most recent closing price in such public trading, as reported in THE WALL STREET JOURNAL or such other publication of general circulation as may be designated by the Committee. If the Stock cannot be so valued on the basis of its closing price in recent public trading, its fair market value shall be determined by the Trustee in good faith based on all relevant factors for determining the fair market value of securities, including an independent appraisal by a person who customarily makes such appraisals and who meets requirements similar to the requirements of Treasury Regulations promulgated under Code
      Section 170(a)(1), if such an appraisal of the fair market value of the Stock as of the relevant date has been obtained. In the case of a transaction between the Plan and an Employer or another party in interest, the fair market value of the Stock must be determined as of the date of the transaction rather than as of some other Valuation Date occurring before or after the transaction. In other cases, the fair market value of the Stock shall be determined as of the most recent Valuation Date.

7.10  PLAN MAY BORROW TO BUY STOCK

      The Company may direct the Trustee to incur debt obligations in order to finance or refinance the acquisition of Stock for the Trust Fund. Any such direction must specify all of the terms and conditions of an Exempt Loan and any other documents which are to be executed in connection with the Exempt Loan. The Trustee will have no responsibility to determine whether the debt obligation is an Exempt Loan. The Trustee will have no authority to modify the terms, conditions, or documents of an Exempt Loan and will only be responsible for executing the documents on behalf of the Plan.

      Any Exempt Loan will be incurred only if it is primarily for the benefit of the Participants and their Beneficiaries. The Exempt Loan must not require the use of Plan assets other than those described in this Section
      7.10. The Exempt Loan must be at least as favorable to the Plan as the terms of a comparable loan resulting from an arm's length negotiation between independent parties.

      The Trustee will not be responsible or liable for inquiring into the purpose of an Exempt Loan nor will it be responsible for determining the various limitations described in this document are met.

      All Exempt Loans must bear a reasonable rate of interest and must be for a specific term. Such loans may not be payable at the demand of any person, except in the case of default. Loan repayment will be made by the Trustee at the direction of the Company. The payments must not exceed the amount of Employer

      Contributions in the current or prior Plan Years and the earnings on such contributions.

      Any Exempt Loan must be without recourse to the Plan. In the event of default on an Exempt Loan, the value of Trust assets which may be transferred in satisfaction of the loan will not exceed the amount of the default. The Trust assets which may be pledged as collateral for an Exempt Loan are limited to the Stock acquired with the proceeds of the loan or a prior loan which is repaid with the proceeds of the Exempt Loan. In addition, the only Trust assets a lender may have any rights to are:
      (a) the collateral given for the loan; (b) cash contributions made to the Plan for the ultimate purpose of making loan payments; and (c) earnings attributable to the collateral or to cash contributions. With respect to Stock purchased with the proceeds of an Exempt Loan, the protections stated in Sections 7.11 and 11.03 are non-terminable, notwithstanding the fact that the Exempt Loan is repaid or the Plan ceases to be an employee stock ownership plan.

7.11  USE OF EXEMPT LOAN PROCEEDS

      The proceeds of an Exempt Loan must be used within a reasonable time after receipt by the Plan only for any or all of the following purposes:

      (a)   to acquire Stock;

      (b)   to repay an Exempt Loan;

      (c) to repay a prior Exempt Loan in a transaction creating a Substitute Loan, as described in Section 5.02(a).

      Except as provided in Section 11.04 or as otherwise required by applicable law, no Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call, or other option or buy-sell or similar arrangement while held by and when distributed from the Plan. This provision continues to be apply to Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

7.12  ALLOCATION OF STOCK DIVIDENDS AND SPLITS

      (a) Stock received by the Trust as a result of a Stock split or Stock dividend on Stock held in Participant's Employer Contribution Account, Matching Contribution Account, Employer Stock Bonus Account and Profit Sharing Contribution Account, as applicable, will be allocated as of the Valuation Date coincident with or following the date of such split or dividend, to each Participant who has an Employer Contribution Account, Matching Contribution Account, Employer Stock Bonus Account and/or Profit Sharing Contribution Account, as applicable on such date. The amount allocated will bear substantially the same proportion to the total number of shares received as the number of shares in such Account of the Participant immediately before the allocation bears to the total number of shares allocated to such Accounts of all Participants immediately before the allocation. The shares will be allocated to the nearest one thousandth of a share.

      (b) Stock received by the Trust as a result of a Stock split or Stock dividend on Stock held in Participant's Pretax Deferral Account, TakeCare Account and Rollover Account will be allocated as of the Valuation Date coincident with or following the date of such split or dividend, to each Participant who has a Pretax Deferral, TakeCare Account and/or Rollover Account, as applicable. The amount allocated will bear substantially the same proportion to the total number of shares received as the number of shares in such Account bears to the total number of shares allocated to such Accounts of all Participants immediately before the allocation. The shares will be allocated to the nearest one thousandth of a share.

      (c) Stock received by the Trust as a result of a Stock dividend on Stock held in the ESOP Suspense Subfund shall be governed by Section 7.13.

7.13  REINVESTMENT OF DIVIDENDS

      Upon direction of the Committee, (a) cash dividends may be reinvested as soon as practicable by the Trustee in shares of Stock for Participant's Accounts, (b) stock dividends may be allocated to Participant's Accounts, or (c), if cash or stock dividends are paid on shares held in the ESOP Suspense Subfund they may be applied to retire an Exempt Loan. Cash dividends may be reinvested in Stock purchased as provided in Section 7.04 or purchased from the Accounts of Participants who receive cash distributions. Notwithstanding the foregoing, upon the direction of the Committee, the trustee may use cash or stock dividends on stock held in the ESOP Fund to add to the Reserve Fund. At the direction of the Committee, stock dividends may be sold and the proceeds used for the purposes set forth above.

7.14  ALLOCATION OF DIVIDENDS OTHER THAN STOCK DIVIDENDS

      At the direction of the Committee, dividends in cash or in property other than Stock which are actually received by the Trust during a Plan Year may be applied by the Trustee to the purchase of Stock, as provided in Section
      7.13. Dividends in property other than Stock which are received by the Trustee in respect of Stock held by the Trust shall, to the extent practicable, be sold or exchanged for the ultimate purpose of acquiring additional Stock.

      Stock released from the ESOP Suspense subfund due to the use of dividends to make payments on an Exempt Loan will be allocated pursuant to Section 5.03(b).

      Stock purchased by the Trustee for the Trust out of dividends and out of the proceeds of rights or warrants sold (or exercised, to the extent of the bargain element if such exercise is made with Employer Contributions) will be allocated, as of the Valuation Date coincident with or following the date such shares were purchased, to the Account of each Participant who has an Account on such Valuation Date.

      (a) Stock purchased with dividends on Stock held in Participants' Employer Contribution Accounts, Matching Contribution Accounts, Employer Stock Bonus Accounts and Profit Sharing Contribution Accounts will be allocated to each Participant's Employer Contribution Account, New Matching Contribution Account, Employer Stock Bonus Account and Profit Sharing Contribution Account.

      (b) Stock purchased with dividends on Stock held in Participants' Pretax Deferral Accounts, TakeCare Accounts and Rollover Accounts will be allocated to each Participant's Pretax Deferral Account, TakeCare Account and Rollover Account.

            Shares allocated to an Account under subsections (a) or (b) above will be allocated in an amount which bears substantially the same proportion to the total number of shares purchased as the ratio that the number of shares in such Account on the Valuation Date immediately preceding such purchase bears to the total number of shares that were allocated to such Accounts of all Participants on such preceding Valuation Date (disregarding the shares that were distributed to Participants as of such preceding Valuation Date).

            Shares allocated under this Section will be allocated to the nearest one thousandth of a share.

7.15  RESERVE FUND

      The portion of the ESOP Fund not invested in Stock is referred to as the Reserve Fund. The Reserve Fund will normally be held in cash and short-term, liquid assets except to the extent that special circumstances, such as the lack of a market for assets received in kind, prevent the conversion of assets to such form. The Reserve Fund will also be limited to the amount needed to meet current requirements of the Plan to make cash distributions provided under Article XI, to pay expenses to the extent permissible under Section 12.11, and to exercise rights under Section 7.05. In the case of cash distributions, the Reserve Fund may be used to make purchases of Stock from the Accounts of the Participants receiving such distributions. As the Company and the Trustee shall agree, the amount to be maintained in such cash Reserve Fund shall be determined by the Company and communicated to the Trustee in writing.

      As of each Valuation Date, the Committee will determine the net gain or loss, after adjustment for applicable expenses, if any, in the Reserve Fund since the immediately preceding Valuation Date. The net gain or loss of the Reserve Fund will be apportioned to each Participant's Employer Contribution Account. The apportionment will be in the same proportion as the following for the Participant bears to the total of the following for all Participants:

      (a) The balance of the Participant's Employer Contribution Account as of the immediately preceding Valuation Date, determined after allocation as of such Valuation Date of Employer Contributions and the net gain or loss of the Reserve Fund;

      (b) A reduction to reflect any transfers from the Participant's Employer Contribution Account, pursuant to Section 7.16, which were made effective after the allocation of net gain or loss of the Reserve Fund as of the immediately preceding Valuation Date; and

      (c) A reduction for any distributions paid from the Employer Contribution Account after the allocation of net gain or loss of the Reserve Fund as of the immediately preceding Valuation Date.

            The result of this allocation of net gain or loss of the Reserve Fund may be expressed in dollars and cents, or shares and fractional shares of Stock having the same value as such dollars and cents on the date as of which the allocation is made. However, conversion to full and fractional shares of Stock will be made only to the extent necessary to reflect anticipated purchases from the Reserve Fund of Stock allocated to the Accounts of Participants who are to receive cash distributions as of the Valuation Date in question.

7.16  SPECIAL INVESTMENT ELECTION BY QUALIFIED PARTICIPANTS

      (a) Each Participant who has attained age fifty-five and has been a Participant for at least ten years may direct the investment of a portion of the value of his Employer Contribution Account into the Investment Funds described in Section 7.01.

      (b) Investment direction is available during the ninety day period following the last day of each of the five Plan Years immediately following the Plan Year in which the Participant first meets both of the eligibility requirements of Subsection (a) above.

      (c) The portion of the Participant's Employer Contribution Account subject to his direction is twenty-five percent of the value of such Account as of the last day of the Plan Year to which the direction applies. The twenty-five percent limit is reduced to reflect any investment directions pursuant to this Section 7.16 in a previous Plan Year. In the last period during which a Participant may direct investments pursuant to this Section 7.16, the limit on the amount of such Account which are subject to his direction will be increased to fifty percent.

      (d) A Participant's investment direction under this Section 7.16 must be provided to the Committee in writing within the applicable ninety day period. The investment direction must specify the portion of the Participant's Employer Contribution Account, which will be invested in the Investment Funds, in a fixed whole percent, and the Investment Funds in which such portion will be invested. The investment direction will be effective no later than one hundred eighty days after the last day of the Plan Year to which the direction applies.

                                ARTICLE VIII
                           WITHDRAWALS AND LOANS


8.01  POST AGE 59-1/2 WITHDRAWALS

      A Participant who has attained age 59-1/2 may withdraw up to one hundred percent of the value of his Pretax Deferral Account and TakeCare Account, determined as of the most recent Valuation Date (a) which precedes the date the withdrawal request is received by the Committee on a written form prescribed by the Committee, and (b) for which the allocation process described in Section 7.03 has been completed. A Participant may not withdraw from his Employer Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account or Employer Stock Bonus Account except as provided in Articles IX, X, and XI.

8.02  FINANCIAL HARDSHIP WITHDRAWALS

      A Participant who has a financial hardship may withdraw up to one hundred percent of the value of his Pretax Deferral Account and TakeCare Account, determined as of the most recent Valuation Date (a) which precedes the date the withdrawal request is received by the Committee on a written form prescribed by the Committee, and (b) for which the allocation process described in Section 7.03 has been completed.

      (a) A withdrawal must be on account of a hardship. A withdrawal will be deemed to be on account of a hardship if:

            (i)   The distribution is for the purpose of:

                  (A) paying medical expenses described in Code Section 213(d) incurred by the Participant, his spouse or his dependents;

                  (B) purchasing the Participant's principal residence (excluding mortgage payments);

                  (C) paying tuition for the next semester or quarter of post-secondary education for the Participant, his spouse or his dependents;

                  (D) preventing the Participant's eviction from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

                  (E) any other purpose specified by the Internal Revenue Service as a deemed immediate and heavy financial need; and

            (ii)  All of the following are satisfied:

                  (A) the distribution is not in excess of the amount of the financial need;

                  (B) the Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans under the Plan or any other plan maintained by an Affiliate;

                  (C) the Participant does not make Pretax Deferrals to this Plan or any other plan maintained by an Affiliate for at least twelve months after he receives the hardship distribution; and

                  (D) the Participant's Pretax Deferrals made in the calendar year immediately following the calendar year in which the withdrawal occurs do not exceed the limitation of Code Section 402(g) (as adjusted) for such calendar year, less the Participant's Pretax Deferrals made in the calendar year in which the withdrawal was received.

                  The Committee will determine whether the Participant has met the requirements of Subsections (i) and (ii) above.

            (iii) The amount to be withdrawn may not exceed the smaller of (A)
                  the total value, determined under this Section 8.02, of the sum of the Participant's Pretax Deferral Account and TakeCare Account or (B) the amount necessary to meet the Participant's financial hardship.

                  A Participant may not withdraw any earnings credited to his Pretax Deferral Account and TakeCare Account on and after January 1, 1989.

8.03  WITHDRAWALS FROM ROLLOVER ACCOUNT

      At any time a Participant may withdraw up to one hundred percent of the value of his Rollover Account, determined as of the most recent Valuation Date (a) which precedes the date the withdrawal request is received by the Committee on a written form prescribed by the Committee, and (b) for which the allocation process described in Section 7.03 has been completed.

8.04  AMOUNT AND PAYMENT OF WITHDRAWALS

      Application for a withdrawal shall be made on such forms as the Committee prescribes. Payment will be made to the Participant as soon as administratively possible following the date the Committee receives and approves the withdrawal request from the Participant. The amount of such withdrawal shall be taken from the Participant's Account(s) at such time and paid to the Participant in a single sum. A Participant may not make more than two withdrawals under the Plan in any Plan Year. No withdrawal under this Article VIII shall cause forfeiture of any interests of the Participant in the Plan.

8.05  LOANS TO PARTICIPANTS

      A Participant who is actively employed by an Affiliate may borrow from his Pretax Deferral Account, TakeCare Account and Rollover Account in accordance with the terms and conditions for loans established by the Committee. Such terms and conditions include, but are not limited to, the following:

      (a) A Participant may have no more than one loan from this Plan outstanding at any time.

      (b) The Participant must apply for the loan, sign a note payable to the Trustee in the proper amount on a form prescribed by the Committee, and authorize payroll deductions for payment of interest and principal, all in accordance with procedures adopted by the Committee.

            Any loan processing fees (charged by a person other than the Employer) shall be deducted from the principal amount available to the Participant.

      (c) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Participant. However, the period of repayment, including any extensions resulting from the consolidation of a loan into a subsequent loan, shall not extend beyond the earlier of five years or the date such Participant terminates employment with the Employer. The five year limit shall not apply to any portion of the loan used to acquire the Participant's principal place of residence.

      (d) The amount of the loan must be at least $1,000, but may not exceed the lesser of.

            (i) $50,000 reduced by (A) the Participant's current outstanding loan balance under all plans qualified under Code Section 401(a) and maintained by an Affiliate, and (B) the excess of the Participant's highest outstanding loan balance under such plans during the twelve months preceding the date of the loan over the Participant's current outstanding loan balance under such plans; or

            (ii) 50% of the vested portion of the Participant's Pretax Deferral Account, TakeCare Account and Rollover Account under this Plan valued on the Applicable Valuation Date immediately before the date the request for a loan is received. "Applicable Valuation Date" means the most recent Valuation Date (A) which precedes the date the loan request is received by the Committee on a written form prescribed by the Committee, and
                  (B) for which the allocation process described in Section 7.03 has been completed.

      (e) All loans shall bear an interest rate equal to two percentage points above the published prime lending rate of Bank of America N.T.& S.A on the last business day of the month preceding the month in which the request for a loan is received, provided, however, that no loan shall bear a rate of interest which exceeds the maximum rate permitted by law. The interest rate so determined shall be fixed for the term of the loan.

      (f) The Committee shall establish a loan account for the Participant, and shall credit the loan account with an amount equal to the principal amount of the loan granted. The principal amount shall be withdrawn from Investment Funds according to rules established by the Committee. Each repayment of principal on the loan received by the Trustee from the Participant shall reduce the balance credited to the loan account and each payment of principal and interest shall increase pro-rata the amount invested in each Investment Fund according to rules established by the Committee.

      (g) Repayment shall be accomplished through regular payroll deductions. The Committee may restrict loan amounts if withholdings of principal and interest would exceed twenty percent of Compensation in each payroll period. A Participant shall be entitled to prepay, without penalty, the total accrued interest and outstanding principal amount of the loan. Such prepayment may be made by increasing the amount of his payroll deductions or by any other means.

      (h) If a Participant terminates employment with all Affiliates, incurs a Permanent and Total Disability or undergoes bankruptcy prior to his repayment of the total principal and interest on a note held by his loan account, the note in the Participant's Account shall be cancelled and the unpaid principal balance deemed distributed to him by the Trust Fund.

      (i) The foregoing provisions of this Section 8.05 notwithstanding, the Committee reserves the right to stop granting loans to Participants at any time.

      (j) This subsection (j) applies only to Participants who (i) were employed by FHP Fountain Valley Hospital ("FHP Hospital") on or before January 13, 1996, (ii) had an outstanding loan under the Plan as of January 13, 1996 and (iii) became employed by Orange Coast Memorial Hospital on January 14, 1996. A participant who satisfies the requirements of the preceding sentence is referred to herein as
            a "Qualified Participant."   Notwithstanding anything else contained
            herein to the contrary, Qualified Participants may repay loans under this Plan by payroll deduction in accordance with paragraph (g) of this Section 8.05 except that Orange Coast Memorial Hospital shall remit such payroll deductions to the Trustee. The repayment period with respect to a loan subject to this Section 8.05(j) shall be the same as the original repayment period of such loan, provided that such period of repayment, including any extensions resulting from the consolidation of a loan into a subsequent loan, shall not extend beyond five years from the original date of the loan. This five year limit shall not apply to any portion of the loan used to acquire the Participant's principal residence.

8.06  DEBITING OF INVESTMENT FUNDS

      If a Participant elects to withdraw less than the total value of any Account, or elects to borrow less than the total value of any Account, and the Account is invested in more than one Investment Fund, the withdrawal or loan will be made from each of the Investment Funds according to rules established by the Committee.

                                 ARTICLE IX
                 RETIREMENT, DISABILITY AND DEATH BENEFITS


9.01  RETIREMENT BENEFITS

      The retirement benefit payable under the Plan in the case of a Participant whose employment with all Affiliates terminates on or after he attains Normal Retirement Age is one hundred percent of the value of his Accounts on his Distribution Date. The Participant's Distribution Date is the Valuation Date coincident with or immediately following the date the terminated Participant's request for a distribution on a written form prescribed by the Committee is received by the Committee.

9.02  DISABILITY BENEFITS

      The disability benefit payable under the Plan in the case of a Participant whose employment with all Affiliates terminates because he is Permanently and Totally Disabled is one hundred percent of the value of his Accounts on his Distribution Date. The Participant's Distribution Date is the Valuation Date coinciding with or immediately following the date the Permanently and Totally Disabled Participant's request for a distribution on a written form prescribed by the Committee is received by the Committee.

9.03  DEATH BENEFITS

      The death benefit payable to a Beneficiary under the Plan in the case of a Participant whose employment with an Affiliate terminates due to his death (or who dies after termination of employment under Sections 9.01 and 9.02, but before his Distribution Date under such Sections) is one hundred percent of the value of his Accounts on the Distribution Date. The Distribution Date with respect to such Participant is the Valuation Date coincident with or immediately following the date the request for a distribution by the deceased Participant's Beneficiary (or if no Beneficiary has been designated, the representative of his estate) is received by the Committee on a written form prescribed by the Committee.

                                 ARTICLE X
               TERMINATION BENEFITS AND VESTING REQUIREMENTS


10.01 BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT

      The benefit payable under the Plan in the case of a Participant whose employment with all Affiliates terminates for any reason other than because he became Permanently and Totally Disabled, died, or retired on or after his Normal Retirement Age is the vested portion (determined pursuant to Section 10.02) of the value of his Accounts on his Distribution Date. The Participant's Distribution Date is the Valuation Date coincident with or immediately following the date the terminated Participant's request for a distribution on a written form prescribed by the Committee is received by the Committee.

10.02 VESTING REQUIREMENTS

      (a) The vested portion of a Participant's Pretax Deferral Account, TakeCare Account, and Rollover Account is always one hundred percent.

      (b) The vested portion of a Participant's Employer Contribution Account, Matching Contribution Account, Employer Stock Bonus Account and Profit Sharing Contribution Account is based on his Service as of the date his employment terminates, as follows:

            (i) With respect to a Participant who was hired before July 1, 1990:


                   YEARS OF SERVICE     VESTED PORTION
                   -----------------    --------------
                   Less than 1 year          0%

                   1 but less than 2         10%

                   2 but less than 3         20%

                   3 but less than 4         30%

                   4 but less than 5         40%

                   5 or more years           100%

            (ii) With respect to a Participant who was first hired on or after July 1, 1990:


                   YEARS OF SERVICE     VESTED PORTION
                   -----------------    --------------
                   Less than 5 year         0%


                   5 or more years         100%

            (iii) Year of Vesting Service shall mean a Plan Year during which an
                  Employee is credited with at least 1,000 Hours of Service with the Company or an Affiliate.

      (c) Notwithstanding the provisions of Subsection (b) above, when a Participant reaches his Normal Retirement Age while employer by the Company or an Affiliate, his vested portion in his Accounts shall be one hundred percent.

10.03 EFFECT OF TERMINATION OF EMPLOYMENT; PERIOD OF SEVERANCE AND REEMPLOYMENT

      If a Participant incurs a one year Period of Severance before he has a vested interest in his Employer Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account and Employer Stock Account, under this Article 10, in determining his Years of Vesting Service under this Section 10.03, all Years of Vesting Service earned before the one year Period of Severance shall be forfeited if the consecutive number of one year Periods of Severance equal or exceeds the greater of five or the Years of Vesting Service earned before the one year Period of Severance.

10.04 FORFEITURE OF NON-VESTED ACCOUNTS

      When a Participant ceases to participate and receives distribution of his Employer Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account and Employer Stock Bonus Account, such portion of his Employer Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account and Employer Stock Bonus Account as of the coinciding or next following Valuation Date that is not vested shall be forfeited and allocated in the manner provided in Section
      10.05 as of such Valuation Date. For purposes of the preceding sentence, a Participant who ceases to participate in the Plan and whose nonforfeitable percentage in his Employer Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account and Employer Stock Bonus Account is zero, shall be deemed to have received a complete distribution of the nonforfeitable portion of such Accounts. If a former Participant who has suffered a forfeiture on account of his termination of participation in accordance with this subsection is reemployed as an employee by the Company or an Affiliate before incurring five consecutive one year Periods of Severance, and repays to the Plan all money distributed from his Employer Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account and Employer Stock Bonus Account prior to 60 months after such reemployment, any amounts so forfeited (unadjusted for any increase or decrease in the value of the Trust Fund subsequent to the Valuation Date on which the forfeiture occurred) shall be reinstated to the Participant's

      Employer Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account and Employer Stock Bonus Account within a reasonable time after such payment. Such reinstatement occurs to the extent such forfeitures are attributable to contributions by the same Company or an Affiliate and earnings on such contributions; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made for the current year's contribution by that Company or Affiliate to the Plan.

10.05 DISPOSITION OF FORFEITURES

      All amounts forfeited under any provisions of this Plan are first applied to reinstate forfeited amounts of other Participants pursuant to Section
      10.03. Any remaining forfeitures are used to reduce the Employer Contributions required pursuant to Sections 3.03, 3.04, 3.10 and 3.11 for the Plan Year in which they are forfeited. Forfeitures are first charged against the portion of a Participant's Employer Contribution Account, Matching Contribution Account, Employer Stock Bonus Account and Profit Sharing Contribution Account not invested in Stock, with any balance charged against the remainder of his Employer Contribution Account, Matching Contribution Account, Employer Stock Bonus Account and Profit Sharing Contribution Account at the fair market value of Stock. Financed Shares are forfeited only after all other amounts in a Participant's Accounts have been forfeited.

                                 ARTICLE XI
                          DISTRIBUTION OF BENEFITS


11.01 FORM OF BENEFITS FOR RETIREMENT AND OTHER TERMINATION

      Amounts distributable pursuant to Articles IX and X are distributed, at the Participant's or, if applicable, Beneficiary's election, in one of the following forms:

      (a) A single sum payment in cash of the value of his benefit as of his Distribution Date; or

      (b) A single sum distribution consisting of the whole shares of Stock held in his Accounts as of his Distribution Date and a single sum payment in each of the value of the remaining portion of his benefit as of his Distribution Date.

      A Participant's or Beneficiary's election may not be changed or revoked following his Distribution Date.

      Notwithstanding the preceding, to avoid the elimination of an optional form of benefit in connection with the merger of the TakeCare Savings and Retirement Plan into the FHP International Corporation Employee Stock Ownership Plan, amounts credited to a Participant's TakeCare Account which are distributable pursuant to Articles IX and X may, at the Participant's or, if applicable, Beneficiary's election, be distributed in (i) a single cash lump sum, (ii) installments in cash over a period of years determined by the Participant, or (iii) a combination of a partial lump sum in cash and installments in cash over a period of years determined by the Participant.

11.02 TIMING OF DISTRIBUTIONS

      (a) Notwithstanding the provisions of Articles IX and X, if a Participant's employment terminates for any reason and the value of the vested portion of his Accounts on the Valuation Date coinciding with or immediately following the date he terminates employment does not exceed $3,500, his Distribution Date is the Valuation Date coinciding with or immediately following the date he terminates employment. Except as provided in Section 11.04, if a Participant who is otherwise entitled to elect a Distribution Date does not make an election in the manner established by the Committee, his Distribution Date is the Valuation Date coinciding with or immediately following the date he reaches age sixty-five.

      (b) Distributions under the Plan pursuant to Articles IX, X and XI are made as soon as practicable following the applicable Distribution Date but in no event later than sixty days after the end of the Plan Year in which the Participant reaches age sixty-five, reaches the tenth anniversary of the date he began participation in the Plan, or terminates employment, whichever is latest.

            Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder, which are hereby incorporated by this reference as a part of the Plan. Accordingly, unless otherwise permitted by law, the entire interest of each Participant shall be distributed by April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2. However, effective January 1, 1997 and only with respect to a Participant who is not a five percent (5%) owner of the Company or an Affiliate at any time during Plan Year ending in the calendar year in which he or she attains age 70-1/2, and except as otherwise provided by law, such a Participant is not required to receive a distribution of his or her interest until the April 1 of the calendar year following the calendar year in which he or she retires. Except as provided by law, a Participant who reached age 70-1/2 before January 1, 1988 and who was not a five percent owner of the Company at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66-1/2 or thereafter, is not required to receive distribution of his interest until he separates from service.

      (c) If a Participant terminates employment before his Normal Retirement Age and elects pursuant to Section 10.01(c) to have his Distribution Date be the Valuation Date coinciding with or immediately following the date he reaches age 65, he shall continue to be allowed to direct the investment of his Pretax Deferral Account, TakeCare Account, Matching Contribution Account, Profit Sharing Contribution Account and Rollover Account according to the terms of this Plan until such Accounts are distributed or forfeited.

11.03 RIGHTS, OPTIONS AND RESTRICTIONS ON STOCK

      (a) If Stock is distributed from the Plan at a time when it is not readily tradable on an established public market, then the provisions of this Section apply.

      (b) Any shares of Stock distributed by the Trust are subject to a "right of first refusal". The right of first refusal must provide that, before any subsequent transfer, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at the then fair market value. A bona fide written offer from an independent prospective buyer is deemed to be the fair market value of the Stock for this purpose. The Company and the Committee (on behalf of the Trust) have a total of fourteen days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company may require that a Participant entitled to a distribution of Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) before receiving a certificate for Stock.

      (c) The Company will issue a "put option" to any Participant who receives a distribution of Stock. The put option must permit the Participant to sell the distributed Stock to the Company at any time during two option periods, at the fair market value of the shares. The first put option period is for at least sixty days beginning on the date of distribution. The second put option period is for at least sixty days beginning after the new determination of the fair market value of Stock by the Committee (and notice to the Participant) in the following Plan Year. The put option must provide that if the Participant exercises the put option, the Company, or the Plan if the Plan so elects, will repurchase the Stock as follows:

            (i) If the distribution is a total distribution, payment of the fair market value of a Participant's Employer Contribution Account and Employer Stock Bonus Account will be made in five substantially equal annual payments. The first installment will be paid not later than thirty days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty days.

            (ii) If the distribution is not a total distribution, the Plan will pay the Participant an amount equal to the fair market value of the Stock repurchased no later than thirty days after the Participant exercises the put option.

      (d) The rights and protections with regard to Stock acquired with the proceeds of an exempt loan, including the provisions of this Section 11.03, are not terminable should the exempt loan be paid or the Plan cease to qualify as an Employee Stock Ownership Plan under Code
            Section 4975.

11.04 SPECIAL DISTRIBUTION AND PAYMENT REQUIREMENTS

      (a) Notwithstanding any other provision of the Plan, other than the provision requiring the Participant's consent to a distribution in excess of $3,500, a Participant may elect to have his Employer Contribution Account and Employer Stock Bonus Account distributed as follows:

            (i) If the Participant terminates employment after attaining his Normal Retirement Age, or on account of his death, or Permanent and Total Disability, the distribution of such portion of the Participant's Employer Contribution Account and Employer Stock Bonus Account will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant elects otherwise under other provisions of this Plan.

            (ii) If the Participant separates from service for any reason other than those described in clause (i) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year in which he terminates employment, distribution of such portion of the Participant's Employer Contribution Account and Employer Stock Bonus Account will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant terminates employment unless the Participant elects otherwise under other provisions of this Plan.

            (iii) If the Participant terminates employment for any reason other than those described in clause (i) above, and is reemployed by the Employer as of the last day of the fifth Plan Year following the Plan Year in which he terminates employment, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the Plan other than this Section 11.04.

                  For purposes of this Section 11.04, Stock shall not include any Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full.

      (b) Distributions required under this Section 11.04 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under provisions of this Plan other than this Section 11.04. In no event shall such distribution period exceed the period permitted under Code Section 401(a)(9).


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



      (c) The portion of a Participant's Employer Contribution Account attributable to Stock which was acquired by the Plan after December 31, 1986, shall be determined by multiplying the number of shares of such Stock held in the Employer Contribution Account by a fraction, the numerator of which is the number of shares acquired by the Plan after December 31, 1986 and allocated to Participants' Employer Contribution Accounts (not to exceed the number of shares held by the Plan on that date of distribution) and the denominator of which is the total number of such shares held by the Plan at the date of the distribution.

      (d) Notwithstanding anything else contained herein, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

            (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (ii) the Participant, after receiving the notice, affirmatively elects a distribution.



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



                                 ARTICLE XII
                                  COMMITTEE

12.01 APPOINTMENT OF COMMITTEE

      A Committee consisting of at least three members will be appointed by the Board to administer the Plan on behalf of the Company. A vacancy on the Committee which results from death, resignation or otherwise, will be filled from time to time by appointment of a new Committee member by the Board, and a member of the Committee may be removed at any time at the discretion of the Board.

12.02 MANNER OF ACTION

      A majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Committee at any meeting will be by the vote of a majority of those present at the meeting. Upon the unanimous written consent of the members at the time in office, action of the Committee may bc taken without a meeting.

12.03 CHAIRMAN, SECRETARY AND EMPLOYMENT OF SPECIALISTS

      The Company may appoint a Chairman of the Committee. The Committee will elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists and such clerical, medical, actuarial and other services as they may require in carrying out the provisions of the Plan.

12.04 SUBCOMMITTEES

      The Committee may appoint one or more subcommittees and delegate such of its power and duties as it deems desirable to any such subcommittee, in which case every reference in the Plan made to the Committee is deemed to mean or include the subcommittees as to matters within their jurisdiction. The members of any subcommittee will consist of such officers or other employees of the Company and such other persons as the Committee may appoint.

12.05 OTHER AGENTS

      The Committee may also appoint one or more persons or agents to aid it in carrying out its duties as Plan Administrator and Named Fiduciary, as defined in ERISA, and delegate such of its power and duties as it deems desirable to such persons or agents.

12.06 RECORDS

      All resolutions, proceedings, acts and determinations of the Committee shall be recorded by the Secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

12.07 POWERS AND DUTIES

      (a) The Committee has full power to administer the Plan and to construe and apply all of its provisions on behalf of the Company. The Company is the Plan Administrator. The Company is the Named Fiduciary within the meaning of ERISA Section 402(a). The Company and Committee may delegate to any other person or organizations any of its powers and duties with respect to the operation of this Plan. The Committee's powers and duties, unless properly delegated, include, but are not limited to:

            (i) Deciding questions relating to eligibility, continuity of Service and amount of benefits;

            (ii) Deciding disputes which may arise with regard to the rights of employees, Participants and their legal representatives or Beneficiaries under the terms of the Plan. Such decisions by the Committee shall be deemed final in each case;

            (iii) Obtaining such information from the Employer with respect to employees as shall be necessary to determine the rights and benefits of such employees under the Plan. The Committee may rely conclusively upon such information furnished by the Employer;

            (iv)  Compiling and maintaining all records necessary for the Plan;

            (v) Furnishing the Employer, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

            (vi) Authorizing the Trustee to make payment of all benefits as they become payable under the Plan;

            (vii) Engaging such legal, administrative, actuarial, investment, accounting, consulting and other professional services as the Committee deems proper;

          (viii) Adopting rules and regulations for the administration of the Plan not inconsistent with the Plan;

            (ix) Doing and performing such other actions as may be provided for in other parts of this Plan; and

             (x) Allocating Stock to such appropriate Accounts as the Committee determines.

12.08 INTERESTED MEMBERS

      No Committee member shall participate in any action of the Committee on a matter in which such member has a specialized individual interest as a Participant in the Plan. Such matters shall be determined by a majority of the remainder of the members of the Committee.

12.09 INDEMNIFICATION

      The Company shall and does by the following items indemnity and hold the members of the Committee and each of them, harmless from the effects and consequences of their acts, omissions and conduct in their official capacities, except to the extent that the effects and consequences thereof shall result from their own willful misconduct, breach of good faith or gross negligence in the performance of their duties. The Company shall have the right, but not the obligation, to conduct the defense of such members in any proceeding to which this Section applies. The foregoing right of indemnification shall not be exclusive of other rights to which each such member may be entitled as a matter of law or by other indemnity coverage provided by the Company.

      The Company's obligations under this Section may be satisfied through purchase of a policy or policies of insurance providing equivalent protection.

12.10 CONCLUSIVENESS OF ACTION

      Any action on matters within the discretion of the Committee shall be conclusive, final and binding upon all Participants of the Plan and upon all persons claiming any rights hereunder including Beneficiaries.

12.11 PAYMENT OF EXPENSES

      The members of the Committee shall serve without compensation for services as such. However, the Company may reimburse such members for all necessary and proper expenses incurred in carrying out their duties under the Plan. The compensation or fees of accountants, counsel, employee benefit consultants, and other specialists and any other costs of administering the

      Plan or Trust, unless paid directly by the Company are paid from the Trust Fund and will be charged against Participants' Accounts.

      Investment costs and taxes that are paid from the Trust Fund are paid as follows. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities are added to the cost of such securities, as the case may be. There will be no commission on transactions with the Company or any other party in interest involving Stock. Taxes, if any, applicable to the Trust Fund which are payable by the Trustee will be charged against Participants' Accounts, other than any excise tax payable directly by the Trustee pursuant to
      Section 4975 of the Code.

12.12 CLAIMS PROCEDURE

      Benefits are provided from this Plan through procedures initiated by the Committee, and the Participant need not file a claim. However, if a Participant or Beneficiary believes he is entitled to a benefit, or a benefit different from the one he receives, then the Participant or Beneficiary may file a claim for the benefit by writing a letter to the Committee.

      If any claim for benefits under the Plan is wholly or partially denied, the claimant will be given a written notice of the denial within ninety days after the claim is received. However, if special circumstances require an extension of time, and written notice of the extension is furnished to the claimant, he will be given a written notice of the denial within one hundred and eighty days after the claim is received. Notice of the denial will state the following information:

      (a)   The specific reason or reasons for the denial;

      (b) Specific reference to pertinent Plan provisions on which denial is based;

      (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary;

      (d) An explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Company, within sixty days after the claimant receives the denial, a written request for review; and

      (e) If a request for review is filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same sixty day period specified in paragraph (d) above.

      The decision of the Committee upon review will be made by the Committee's delegate, will be made promptly, and not later than sixty days after the Committee's receipt of the request for review. However, if special circumstances require an extension of time for processing, the claimant will be so notified and a decision will be rendered as soon as possible, but not later than one hundred and twenty days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant will be given a copy of the decision promptly. The decision will be in writing and will include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and will be written in a manner calculated to be understood by the claimant.

                                ARTICLE XIII
                            AMENDMENT TO THE PLAN


13.01 RIGHT TO AMEND

      The Board, or the Committee if authorized by the Board, has the right to amend the Plan at any time and, from time to time, to any extent that it deems advisable. No amendment will increase the duties or responsibilities of the Trustee without the Trustees written consent. No amendment may be made to this Plan which attempts to transfer any part of the corpus or income of the Trust Fund for purposes other than the exclusive benefit of Participants and their Beneficiaries. No amendment may deprive any Participant or Beneficiary of any benefits to which he is entitled under the Plan with respect to contributions previously made to the Plan. No amendment may eliminate or reduce an early retirement benefit or eliminate an optional form of distribution.

                                 ARTICLE XIV
                           TERMINATION OF THE PLAN


14.01 RIGHT TO TERMINATE

      The Board has the right to terminate the Plan in whole or in part at any time. In the event of a termination, partial termination or complete discontinuation of contributions, each affected Participant will become one hundred percent vested in the value of all his Accounts.

14.02 CORPORATE REORGANIZATION

      In the event the Company is dissolved or liquidated or shall by appropriate legal proceedings be adjudged bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of the Company, the Plan shall be terminated. The merger, consolidation or reorganization of the Company, or the sale of the Company or of all or substantially all of its assets or stock, shall not terminate the Plan if there is delivery to the Company, by its successor or by the purchaser of all or substantially all of its stock or assets, a written instrument requesting that it bc substituted for the Company and agreeing to perform all the provisions hereof which the Company is required to perform hereunder. Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for the Company herein, and the Company shall be relieved and released from all obligations of any kind, character or description herein or in any trust agreement.

14.03 PLAN MERGER AND CONSOLIDATION

      In the event that the Plan and Trust Fund merges or consolidates with, or transfers its assets or liabilities to, any other qualified plan of deferred compensation, no Participant herein shall, solely on account of such merger, consolidation or transfer, have an account balance on the day following such event which is less than his account balance on the day preceding such event. For the purpose of this Section, a Participant's account balance shall be calculated based upon the assumption that a plan termination and distribution of assets occurred on each of the above-mentioned days. In no event will this provision be construed to require full vesting upon a merger, consolidation, or transfer of assets unless the Plan is subsequently partially or wholly terminated or contributions are completely discontinued.



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                                 ARTICLE XV
                            TRUST AND THE TRUSTEE


15.01 BOARD TO SELECT TRUSTEE

      The Board will select a Trustee to hold and invest the Trust Fund in accordance with the terms of a trust agreement and/or other contract. The Trustee must be an individual or individuals, a bank or trust company incorporated under the laws of the United States or of any state and qualified to operate as a trustee, a legal reserve life insurance company, or a combination of such entities. The Board may, from time to time, change the Trustee then serving under the trust agreement and/or other contract to another Trustee or elect to terminate the trust and/or other contract and hold the Plan assets in any other method acceptable under ERISA.

      Any trust agreement and/or other contract are designated as and constitute a part of the Plan. Any rights which a person has under this Plan are subject to all of the terms and provisions of the trust agreement and/or other contract.

                                 ARTICLE XVI
                            ADOPTION BY AFFILIATE


16.01 AFFILIATE PARTICIPATION

      An Affiliate may become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of any specified group of its Employees, effective as of the date specified in such adoption:

      (a) By filing with the Company a certified copy of a resolution of its board of directors to that effect, and/or such other instruments as the Company may require; and

      (b) By the Company's filing with the then Trustee a copy of such resolution, together with a certified copy of resolutions of the Board approving such adoption.

      The Company may require an adopting Affiliate to execute an instrument of adoption in such form as is acceptable to the Company. Except as provided below, an Employee of an Affiliate shall earn Service only with respect to periods for which his employer is an Affiliate. Notwithstanding the above, to the extent explicitly provided by the Company in a stock or asset acquisition, merger or other similar transaction, an Employee of a Affiliate shall earn Service with respect to periods of employment with such Affiliate prior to the time it became an Affiliate.

16.02 ACTION BINDING ON PARTICIPATING AFFILIATES

      As long as the Company is party to the Plan and the Trust Agreement it shall be empowered to act thereunder for any Employer in all matters respecting the Committee and the Trustee and the designation of Affiliates, and any action taken by the Company with respect thereto shall automatically include and be binding upon any Employer which is a party to the Plan.

16.03 TERMINATION OF PARTICIPATION OF AFFILIATE

      The Company reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any or all Affiliates. Such termination shall be effective immediately upon notice of such termination from the Company to the Trustee and the Affiliate being terminated. In event of such termination, this Plan shall not terminate, but the portion of the Plan attributable to the Affiliate shall become a separate Plan, and the Company shall inform the Trustee of the portion of the Trust Fund that is then attributable to the participation of such terminated Affiliate. Such portion shall as soon thereafter as is administratively feasible be set apart by the Trustee as a separate Trust which shall be part of the separate Plan of such terminated Affiliate. Thereafter the administration, control, and operation of the Plan with respect to such terminated Affiliate shall be on a separate basis (with the Affiliate assuming the functions assigned to the Company hereunder) in accordance with the terms hereof, or as such terms may be amended by appropriate action of such terminated Affiliate in accordance with the provisions of Article XIII.

                                ARTICLE XVII
                            TOP-HEAVY PROVISIONS


17.01 DEFINITIONS

      Wherever used in this Article XVII, the following words and phrases have the meaning specified below:

      (a) "Accumulated Account" means the total value of an employee's Accounts as of the Valuation Date which coincides with or immediately precedes the Determination Date. Accumulated Accounts includes:

            (i) amounts attributable to employee contributions (other than deductible employee contributions),

           (ii) amounts rolled over or transferred directly from a plan sponsored by an unrelated employer (within the meaning of Code
                  Section 414(b), (c) or (m)), but only if received by the Plan before January 1, 1984.

          (iii) amounts rolled over or transferred directly from a plan sponsored by a related employer (within the meaning of Code
                  Section 414(b), (c) or (m)), without regard to when received by the Plan, and

           (iv) distributions to the employee during the Plan Year which includes the Determination Date and the four immediately preceding Plan Years, unless already reflected in the employee's Accounts. The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated would have been required to be included in the Aggregation Group.

            Accumulated Accounts will not include any distribution rolled over or transferred directly to a related employer (within the meaning of Code Section 414(b), (c) or (m)). With respect to a Nonkey Employee who was Key Employee with respect to a plan in a prior year, Accumulated Accounts will not include any of the employee's Accounts.

            Accumulated Accounts will not include the Accounts of an employee who has not performed any service for the Employer during the five year period ending on the Determination Date. However, if the employee again performs services his Accounts will be included.

      (b) "Determination Date" means in any Plan Year the last day of the immediately preceding Plan Year.

      (c) "Key Employee" means at any given time an employee, a deceased employee, or the beneficiary of a deceased employee who during the current Plan Year or any of the four immediately preceding Plan Years is:

            (i) an officer of an Employer with annual earnings from the Employer greater than 50% of the maximum dollar limit under Code Section 415(b)(1)(A) in effect for the calendar year in which the Plan Year ends. In any Plan Year, officer will not include more than the lesser of:

                  (A)   fifty employees, or

                  (B) the greater of three employees or ten percent of the greatest number of employees the Employer had during the current Plan Year or any of the four immediately preceding Plan Years.

                        Such limited number of officers will be selected from the group of all persons otherwise considered officers under this paragraph (i) in the current Plan Year or four immediately preceding Plan Years, selecting only those who had the highest annual earnings in such five year period;

            (ii) an employee who is one of the ten employees of the Employer having annual compensation from such Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2% interest and the largest interests in such Employer. An employee's ownership interest during a Plan Year is his greatest ownership interest at anytime during the Plan Year. If two employees have the same ownership interest, the employee with the greater earnings in the Plan Year of such ownership will be deemed to have the greater ownership interest.

           (iii)  an employee who owns at least five percent of an Employer; or

            (iv) an employee who owns at least one percent of an Employer and has annual earnings from the Employer of more than $150,000.

            For purposes of determining the number of officers of the Employer, all employees of organizations required to be aggregated under Code
            Section 414(b), (c) and (m) will be


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            considered employees of the Employer.  For purposes of determining earnings from the Employer, all earnings, as stated on Form W-2 for the calendar year ending within the Plan Year, from all organizations required to be aggregated under Code Section 414(b),
            (c) and (m) will be treated as earned from the Employer. For purposes of determining ownership interest, each entity that would otherwise be aggregated under Code Section 414(b), (c) and (m) will be treated as a separate Employer. Ownership includes any interest constructively owned under the applicable provisions of the Code.

            Employee will not include any employee or beneficiary of an employee who did not have earnings from an Employer during the five year period ending on the Determination Date.

      (d) "Nonkey Employee" means at any given time an employee who is not a Key Employee.

17.02 DETERMINATION OF TOP HEAVY STATUS - SINGLE PLAN

      If this Plan is the only retirement plan qualified under Code Section 401(a) maintained by an Affiliate, the rules of this Section 17.02 will apply to determine if this Plan is Top Heavy. The Plan will be Top Heavy during a Plan Year if as of the Determination Date in such Plan Year the value of the Accumulated Accounts under the Plan of all Key Employees exceeds sixty percent of the value of Accumulated Accounts under the Plan of all employees.

17.03 DETERMINATION OF TOP HEAVY STATUS - MULTIPLE PLANS

      (a) If an Affiliate maintains more than one retirement plan qualified under Code Section 401(a), the rules of this Section 17.03 will apply to determine if this Plan is Top Heavy.

            This Plan will be Top Heavy during a Plan Year if the Plan is required to be in the Aggregation Group on the Plan's Determination Date for such Plan Year and the Aggregation Group is Top Heavy.

            The Aggregation Group is Top Heavy if the value of the Accumulated Accounts for all Key Employees of all the plans in the group exceeds sixty percent of the value of the Accumulated Accounts for all employees of all the plans in the group. The Accumulated Accounts of each plan will be determined separately as of each plan's Determination Date and then aggregated by calendar year. If a plan in the Aggregation Group is a defined benefit plan (as defined in Code Section 414(j), for purposes of this subsection (a) value of the Accumulated Accounts


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            means the present value of benefits as defined under the top heavy provisions of such plan.

      (b) The Aggregation Group consists of all the Affiliate's retirement plans qualified under Code Section 401(a) which are either required or permitted to be in the Aggregation Group.

            A plan is required to be in the Aggregation Group if during the Plan Year containing the Determination Date or any of the four preceding Plan Years:

            (1)   the Plan has at least one Key Employee, or

            (2) the Plan is required to be aggregated with a plan with at least one Key Employee so that the later plan meets the requirements of Code Sections 401(a)(4) or 410.

            A plan, which has been formally terminated, has ceased crediting service for benefit accruals and vesting, and has been or is distributing all plan assets to participants or their beneficiaries as soon as administratively feasible, is required to be in the Aggregation Group if it was maintained during the Plan Year containing the Determination Date or any of the four preceding Plan Years and it would, but for the fact that it terminated, bc required to be in the Aggregation Group pursuant to the preceding sentence.

            A plan is permitted to be in the Aggregation Group if it is not required to be in the Aggregation Group, provided including it does not prevent the Aggregation Group as a whole from meeting the requirements of Code Sections 402(a)(4) and 410.

17.04 EFFECT OF TOP HEAVY STATUS

      If the Plan is Top Heavy for any Plan Year, the requirements of this
      Section 17.04 apply during such Plan Year, superseding all other Plan provisions inconsistent with its terms.

      (a)   MINIMUM VESTING

            The vested portion of a Participant who has completed one Hour of Service in any Plan Year in which the Plan is Top Heavy is determined under the schedule designated below in this Section 17.04(a) or the applicable schedules in Section 10.02, whichever is more favorable to the Participant:



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            SERVICE                 VESTED PORTION

            less than 2 years                 0%

            2 but less than 3 years          20%

            3 but less than 4 years          40%

            4 but less than 5 years          60%

            5 but less than 6 years          80%

            6 or more years                 100%


            In each Plan Year in which the Plan is not Top Heavy, which occurs immediately after a Plan Year in which the Plan is Top Heavy, an employee who is participating in the Plan during the Election Period has the right to elect to continue to be subject to the vesting schedule in this subparagraph (a). The Election Period begins on the date the Plan is determined not to be Top Heavy and ends on the later of sixty days after the Plan is determined not to be Top Heavy or sixty days after the employee is given written notice that the Plan is no longer Top Heavy.

      (b)   MINIMUM CONTRIBUTION

            On the last day of any Plan Year in which the Plan is Top Heavy an Employer Contribution will be allocated to the appropriate Account of each employee who is eligible to participate in the Plan pursuant to Section 2.01 on such date. The amount of such contribution, when aggregated with all other contributions allocated to the Participant's Pretax Deferral Account and Employer Contribution Account and his employer contribution account under the Talbert Medical Management Holdings Money Purchase Pension Plan during the Plan Year must equal the lesser of-

            (i) Three percent of the Participant's earnings, as stated on Form W-2 for the calendar year ending within such Plan Year, or

            (ii) A percent of the Participant's earnings, as defined in subsection (1) above, equal to the percentage at which contributions (including Pretax Deferrals) are allocated pursuant to Sections 4.02, 4.03, and 4.05 (or required to be allocated) for the Plan Year for the Key Employee for whom such percentage is the highest for the year.



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            The Employer will make an additional contribution to the Plan sufficient to make the allocation described above.

            This Subsection (b) applies without regard to contributions or benefits under Social Security or any other Federal or State law.

      (c)   ADJUSTMENT TO LIMITATION ON ANNUAL ADDITIONS

            (i) If an Affiliate also maintains a qualified defined benefit plan (as defined in Code Section 414(j) the denominator of both the defined benefit plan fraction and defined contribution plan fraction, as described in Code Section 415(e), for the Limitation Year ending in such Plan Year will be adjusted by substituting one for one and twenty-five one hundredths in each place the figure occurs.

            (ii) The adjustments referred to in paragraph (i) are not required if:

                  (A) the Plan would not be Top Heavy if ninety percent were substituted for sixty percent in Sections 17.02 and 17.03, and

                  (B) Subsection (b)(i) above is adjusted by substituting four percent for three percent where the figure occurs.

            (iii) The adjustments referred to in paragraph (i) above do not apply to any Participant as long as no Employer Contributions, forfeitures, salary deferrals or nondeductible voluntary contributions are allocated to such Participant's Accounts and the Participant does not accrue any benefits under the defined benefit plan.


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                                ARTICLE XVIII
                                MISCELLANEOUS


18.01 VOLUNTARY PLAN

      The Plan is purely voluntary on the part of the Company and Employer and neither the establishment of the Plan nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving any person a legal or equitable right as against the Company, an Employer, the Trustee or the Committee unless the same shall be specifically provided for in this Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of this Plan. Nor shall such actions be construed as giving any Employee or Participant the right to be retained in the service of the Employer. All Employees and/or Participants shall remain subject to discharge to the same extent as though this Plan had not been established.

18.02 NONALIENATION OF BENEFITS

      Participants and their Beneficiaries shall be entitled to all the benefits specifically set out under the terms of the Plan, but neither said benefits nor any of the property rights therein shall be assignable or distributable to any creditor or other claimant of such Participant. A Participant shall not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property which may be payable or become payable to such Participant or his Beneficiary. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p). Consistent with the preceding sentence, payments to an alternate payee pursuant to a qualified domestic relations order may be made prior to the time the Participant attains "earliest retirement age" (as defined in Section 414(p)(4)(B) of the Internal Revenue Code).

18.03 INABILITY TO RECEIVE BENEFITS

      If the Committee receives evidence that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release therefor, and (b) another person or an institution is then maintaining or has custody of such person, and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, such payment may be made to such other person or institution referred to in (b) above. The release to such


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      other person or institution shall be a valid and complete discharge for the payment.

18.04 LOST PARTICIPANTS

      If the Committee is unable within two years after a distribution becomes due, and after reasonable and diligent effort, to locate a Participant or Beneficiary who is entitled to payment under the Plan, the payment due such person shall become a forfeiture; provided, however, that if the Participant or Beneficiary later files a claim for his benefit it shall be reinstated. Notification by certified or registered mail to the last known address of the Participant or Beneficiary shall be deemed a reasonable and diligent effort to locate such person.

18.05 LIMITATION OF RIGHTS

      Nothing in the Plan expressed or implied is intended or shall be construed to confer upon or give to any person, firm or association other than the Company, an Employer, the Participant and their successors in interest any right, remedy or claim under or by reason of this Plan.

18.06 ABSENCE OF GUARANTY

      Each Participant (and his Beneficiary) assumes all risk connected with any decreased in the market value of any assets held under the Plan. Neither the Company nor the Employer in any way guarantees the Trust Fund from loss or depreciation, or the payment of any amount that may be or become due to any person from the Trust Fund. The Trust Fund shall be the sole source of distributions to be made under this Plan.

18.07 INVALID PROVISIONS

      In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

18.08 ONE PLAN

      This Plan may be executed in any number of counterparts, each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.



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18.09 GOVERNING LAW

      The Plan shall be governed by and construed in accordance with the Federal laws governing employee benefit plans qualified under the Code and in accordance with the laws of the State of California where such laws are not preempted by the aforementioned federal laws.



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                                 ARTICLE XIX
                              DIRECT ROLLOVERS


19.01 DIRECT ROLLOVERS

      Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, if a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, however, that a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his or her entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan.

19.02 DEFINITIONS

      (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former


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            employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.



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                                 ARTICLE XX
                                  EXECUTION


            IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan on this _____ day of ___________, 1997.

                                    TALBERT MEDICAL MANAGEMENT HOLDINGS
                                    CORPORATION


                                    By:
                                          ------------------------------

                                    Its:
                                          ------------------------------



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